UNITED STATES

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-11

SPECTRA ENERGY CORP

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 10, 2011

Dear Spectra Energy Shareholder:

It is my pleasure to invite you to Spectra Energy Corp’s 2011 Annual Meeting of Shareholders. This year’s meeting will be held on Tuesday, April 19, 2011 at 10:00 a.m., local time, at our headquarters located at 5400 Westheimer Court, Houston, Texas. At the meeting, we will focus on the business items listed in the notice of the meeting, which follows on the next page.

Once again this year we are furnishing our proxy materials to our shareholders electronically. For the past three years, this e-proxy process has expedited our shareholders’ receipt of proxy materials and significantly lowered the costs and reduced the environmental impact of our annual meeting resulting in substantial savings in both delivery costs and paper production.

On March 10, 2011, we mailed to our U.S. and Canadian shareholders a Notice containing instructions on how to access our proxy statement, annual report to shareholders and Form 10-K and how to vote online. Shareholders outside the U.S. and Canada and those who have requested printed copies of these materials will continue to receive them by mail.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card.

We look forward to seeing you at the Annual Meeting.

Sincerely,

William T. Esrey

Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 19, 2011

To Our Shareholders:

Notice is hereby given that the 2011 Annual Meeting of the Shareholders of Spectra Energy Corp, a Delaware corporation, will be held at Spectra Energy’s headquarters at 5400 Westheimer Court, Houston, Texas 77056, on Tuesday, April 19, 2011, at 10:00 a.m., local time. At the Annual Meeting, shareholders will be asked to take action on the following:

1.	Election of all of our directors to our Board of Directors;

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2011;

3.	Approval of the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated;

4.	Approval of the Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated

5.	An advisory vote on executive compensation;

6.	An advisory vote on the frequency of holding an advisory vote on executive compensation;

7.	The shareholder proposal described in this proxy statement, if presented; and

8.	Such other business as may properly come before such meeting.

Only shareholders of record at the close of business on February 18, 2011 are entitled to notice of and to vote at the Annual Meeting. For specific voting information, see “General Information about the Annual Meeting” beginning on page 2 of the enclosed proxy statement. Even if you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card as promptly as possible to ensure that your shares are represented. If you attend the Annual Meeting, you may withdraw any previously submitted proxy and vote in person.

By Order of the Board of Directors

Patricia M. Rice

Vice President and Secretary

March 10, 2011

Houston, Texas

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	2
PROPOSAL 1—ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	12
REPORT OF THE AUDIT COMMITTEE	21
REPORT OF THE COMPENSATION COMMITTEE	22
COMPENSATION DISCUSSION AND ANALYSIS	23
EXECUTIVE COMPENSATION	37
REPORT OF THE CORPORATE GOVERNANCE COMMITTEE	51
PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SPECTRA ENERGY CORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011	54
PROPOSAL 3—APPROVAL OF THE SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED	56
PROPOSAL 4—APPROVAL OF THE SPECTRA ENERGY CORP EXECUTIVE SHORT-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED	62
PROPOSAL 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION	64
PROPOSAL 6—ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION	65
PROPOSAL 7—SHAREHOLDER PROPOSAL	66
OTHER INFORMATION	69

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 19, 2011. The proxy statement and our 2010 annual report on Form 10-K are available at www.proxyvote.com.

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Spectra Energy Corp, a Delaware corporation, for use at the 2011 Annual Meeting of Shareholders and any adjournments or postponements of the meeting (the Annual Meeting). The Annual Meeting will be held at Spectra Energy’s headquarters at 5400 Westheimer Court, Houston, Texas on Tuesday, April 19, 2011, at 10:00 a.m., local time.

Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by rules adopted by the Securities and Exchange Commission, or SEC, we are making this proxy statement, our 2010 Annual Report to Shareholders and our Annual Report on Form 10-K for 2010 available to shareholders electronically via the Internet. On March 10, 2011, we began mailing to our U.S. and Canadian shareholders of record as of the close of business on February 18, 2011 a Notice containing instructions on (1) how to access this proxy statement, our 2010 Annual Report to shareholders and our Annual Report on Form 10-K for fiscal year ended December 31, 2010 and (2) how to vote online. We also began mailing these proxy materials to shareholders outside the U.S. and Canada and to shareholders who have requested paper copies.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Q:	Why did I receive these proxy materials?

A:	You received these proxy materials from us in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting because you owned our common stock as of February 18, 2011. We refer to this date as the “record date.” This proxy statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting. Please read this proxy statement carefully. In addition, we have included with these materials a copy of our 2010 Annual Report to shareholders and our Annual Report on Form 10-K for 2010, which contain additional information about Spectra Energy. You can also access our public filings with the Securities and Exchange Commission free of charge on our website at www.spectraenergy.com or on the SEC’s website at www.sec.gov.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

Q:	On what am I voting?

A:	• The election of all of our directors to the Board;

•	The ratification of the appointment of Deloitte & Touche LLP as Spectra Energy Corp’s independent registered public accounting firm for fiscal year 2011;

•	The approval of Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated;

•	The approval of Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated;

•	An advisory vote on executive compensation;

•	An advisory vote on the frequency of holding an advisory vote on executive compensation; and

•	The shareholder proposal regarding the manner in which directors are elected, if presented.

Q:	Who can vote?

A:	Holders of Spectra Energy’s common stock as of the close of business on the record date, February 18, 2011, are entitled to vote at the Annual Meeting, either in person or by proxy. Each share of Spectra Energy common stock has one vote.

Q:	How do I vote?

A:	By Proxy—Before the Annual Meeting, you can give a proxy to vote your shares of Spectra Energy common stock in one of the following ways:

•	by telephone—shareholders located in the United States can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Internet—you can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

•	by mail—if you received your proxy materials by mail, you can vote by mail by completing and signing your proxy card and mailing it in time to be received prior to the Annual Meeting.

The telephone and Internet voting procedures are designed to confirm your identity, to allow you to give your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by telephone or Internet, please follow the instructions that are printed on your enclosed proxy card.

If you mail us your properly completed and signed proxy card, or vote by telephone or Internet, your shares of Spectra Energy common stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted:

•	FOR the election of all nominees for director;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as Spectra Energy’s independent registered public accounting firm for fiscal year 2011;

•	FOR the approval of the Spectra Energy Corp 2007 Long-Term Incentive Plan, as amended and restated;

•	FOR the approval of the Spectra Energy Corp Executive Short-Term Incentive Plan, as amended and restated;

•	FOR the approval of the advisory vote on executive compensation;

•	FOR three years as the frequency of holding an advisory vote on executive compensation; and

•	AGAINST the shareholder proposal described in this proxy statement, if presented.

We do not expect that any other matters will be brought before the Annual Meeting. However, by giving your proxy, you appoint the persons named as proxies as your representatives at the Annual Meeting. If an issue should arise for vote at the Annual Meeting that is not included in the proxy statement, the proxy holders will vote your shares in accordance with their best judgment.

In Person—You may come to the Annual Meeting and cast your vote there. If your shares are held in the name of your broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring an account statement or letter from the nominee indicating that you were the owner of the shares on February 18, 2011.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, then you own our common stock through multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted at the Annual Meeting.

Q:	May I change or revoke my vote?

A:	You may change your vote or revoke your proxy at any time by:

•	notifying Spectra Energy’s Corporate Secretary in writing that you are revoking your proxy;

•	providing another signed proxy that is dated after the proxy you wish to revoke;

•	using the telephone or Internet voting procedures; or

•	attending the Annual Meeting and voting in person.

Q:	Will my shares be voted if I do not provide my proxy?

A:	It depends on whether you hold your shares in your own name or in the name of a brokerage firm. If you hold your shares directly in your own name, they will not be voted unless you provide a proxy or vote in person at the Annual Meeting. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters. If your shares are held in the name of a brokerage firm, the brokerage firm can vote your shares for the ratification of the selection of Deloitte & Touche LLP as Spectra Energy’s independent registered public accounting firm for fiscal year 2011 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules.

The other proposals are not considered routine matters and therefore may not be voted by your broker without instruction. If you do not instruct your broker how to vote on these other proposals, your broker will not vote for you. We urge you to exercise your voting rights as a shareholder and vote at the Annual Meeting.

Q:	As a participant in the Spectra Energy Retirement Savings Plan, how do I vote shares held in my plan account?

A:	If you are a participant in the Spectra Energy Retirement Savings Plan, you have the right to provide voting directions to the plan trustee for those shares of Spectra Energy common stock that are held by the plan and allocated to your account. Plan participant proxies are treated confidentially.

If you elect not to provide voting directions to the plan trustee, the plan trustee will vote the Spectra Energy shares allocated to your plan account in the same proportion as those shares held by the plan for which the plan trustee has received voting directions from other plan participants. The plan trustee will follow participants’ voting directions and the plan procedure for voting in the absence of voting directions, unless it determines that to do so would be contrary to the Employee Retirement Income Security Act of 1974. Because the plan trustee must process voting instructions from participants before the date of the Annual Meeting, you are urged to deliver your instructions well in advance of the Annual Meeting so that the instructions are received no later than April 14, 2011.

Q:	What constitutes a quorum?

A:	As of the record date, 649,183,790 shares of Spectra Energy common stock were issued and outstanding and entitled to vote at the Annual Meeting. In order to conduct the Annual Meeting, a majority of the shares entitled to vote must be present in person or by proxy. This is referred to as a “quorum.” If you submit a properly executed proxy card or vote by telephone or on the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining whether there is a quorum at the Annual Meeting. A broker “non-vote” occurs when a broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under New York Stock Exchange, or NYSE, rules, does not have discretionary authority to vote the shares on a proposal because the proposal is not considered to be routine.

Q:	What vote is needed for these proposals to be adopted?

A:	Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Similarly on Proposal 6, Spectra Energy will deem the recommendation of shareholders about the frequency of the advisory vote on executive compensation to be the choice that receives a plurality of votes cast. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on that proposal at the Annual Meeting is required to approve the Proposals 2, 3, 4, 5 and 7. In tabulating the vote on Proposals 2, 3, 4, 5 and 7, abstentions will have the same effect as votes against the matter. In tabulating the vote on any matter other than Proposal 3 broker “non-votes” will have no effect.

The rules of the NYSE impose additional requirements with respect to Proposal 3. Under those rules, the affirmative vote of a majority of the votes duly cast at the meeting on Proposal 3 is required for the approval of the proposed amendments to the Spectra Energy Corp Long Term Incentive Plan and the total “vote cast” on Proposal 3 must represent over 50% of all shares entitled to vote. Thus, a shareholder who does not vote will not affect the outcome of the vote on Proposal 3 so long as over 50% of the outstanding shares of common stock are voted for Proposal 3. Under the NYSE rules, abstentions will be counted as “votes cast” for the purpose of determining whether more than 50% of the outstanding shares have been voted on Proposal 3 and, as described above, will have the same effect as a vote “against” for the purpose of determining whether a majority of the votes cast have been voted “for” Proposal 3. Broker non-votes will not count as “votes cast” on Proposal 3 for purposes of determining whether 50% of the outstanding shares have been voted on Proposal 3, but otherwise will not affect the outcome of the vote on this Proposal.

Q:	What will happen if a director is elected but receives a majority of “Withheld” votes?

A:	A nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation. The Corporate Governance Committee is then required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Principles for Corporate Governance, which is posted on our website at www.spectraenergy.com/investors/governance.

Q:	Who conducts the proxy solicitation and how much will it cost?

A:	Spectra Energy is requesting your proxy for the Annual Meeting and will pay all the costs of requesting shareholder proxies. We have hired Broadridge Financial Solutions, Inc. to assist in mailing proxy materials, providing electronic access to the proxy materials and requesting proxies. Broadridge’s fee for these services is approximately $60,000 plus out-of-pocket expenses. We can request proxies through the mail or personally by telephone, telegram, fax or other means. We can use directors, officers and other employees of Spectra Energy to request proxies. These people do not receive additional compensation for these services. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of Spectra Energy common stock.

PROPOSAL 1—ELECTION OF DIRECTORS

General

At the Annual Meeting, all of our current directors will be elected to one-year terms expiring in 2012. Based on the recommendations from the Corporate Governance Committee, our Board has nominated the following directors for election to the Board: our Chairman of the Board, William T. Esrey, our President and Chief Executive Officer, Gregory L. Ebel, Austin A. Adams, Paul M. Anderson, Pamela L. Carter, F. Anthony Comper, Peter B. Hamilton, Dennis R. Hendrix, Michael McShane, Joseph H. Netherland and Michael E. J. Phelps.

If any director is unable to stand for election, the Board may reduce the number of directors or designate a substitute. In that case, shares represented by proxies may be voted for a substitute director. We do not expect that any nominee will be unavailable or unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Director Nominees

The principal qualifications, including occupations, and other information about the Board nominees for director and our incumbent Board members, are set forth below. We believe the members of our Board are well qualified to fulfill their responsibilities. Their qualifications include strong leadership ability, global business experience, financial and industry expertise and experience in law and public policy. The characteristics we look for in any candidate nominee to serve on our Board include intelligence, perceptiveness, good judgment, maturity, high ethical standards, integrity and fairness and professional compatibility with the other directors and executives. Please refer to the report of the Corporate Governance Committee contained in this proxy statement for more information on the director nomination process.

Directors Nominated for Election

William T. Esrey

Director since 2006

Chairman of the Board

Spectra Energy Corp

Age 71

Mr. Esrey was appointed as Chairman of our Board effective as of the 2009
Annual Meeting. Mr. Esrey was elected as Chairman Emeritus of Sprint
Corporation, a diversified telecommunications holding company, upon his retirement in May 2003. Prior to that, he served as its Chief Executive Officer from 1985 to March 2003, and as its Chairman from 1990 to May 2003.
Mr. Esrey served as a director of Duke Energy from 1985 to January 2007. He also served as Chairman of Japan Telecom from November 2003 until its sale in
July 2004. Mr. Esrey is a director of General Mills, Inc. The Board selected Mr.
Esrey to serve as a director because he is very familiar with our assets, having served on the boards of several of our predecessor companies. In addition to the valuable historical perspective he brings, Mr. Esrey’s experience in leading a large diversified company informs his judgment on risk assessment. Through his service on a number of boards of directors, he has gained valuable knowledge about governance, compensation and audit issues. Mr Esrey’s experience in investment banking and his significant executive experience bring a financial, strategic and operational expertise to the Board.

Gregory L. Ebel

Director since 2008

President and Chief Executive Officer

Age 46

Mr. Ebel served as Group Executive and Chief Financial Officer of Spectra Energy from January 2007 until assuming his current position on January 1, 2009. Prior to that time, Mr. Ebel served as President of Union Gas Limited from January 2005 until January 2007, and Vice President, Investor & Shareholder Relations of Duke Energy Corporation from November 2002 until January 2005. Mr. Ebel joined Duke Energy in March 2002 as Managing Director of Mergers and Acquisitions in connection with Duke Energy’s acquisition of Westcoast Energy, Inc. The Board selected Mr. Ebel to serve as a director because he is Spectra Energy’s Chief Executive Officer and has served in a variety of senior management positions at the Company, including as president of Union Gas Limited, and in a number of leadership positions in the areas of finance, operations, strategic development and government and investor relations.

Austin A. Adams

Director since 2007

Retired Chief Information Officer

JPMorgan Chase

Age 67

Mr. Adams is the retired Executive Vice President and corporate Chief Information Officer of JPMorgan Chase. He assumed that role upon the merger of JPMorgan Chase and Bank One Corporation in July 2004 and served in that position until he retired in October 2006. Before joining Bank One in 2001, Mr. Adams served as Chief Information Officer at First Union Corporation, now Wells Fargo Corp. He is currently a director of NCO Group, which is owned by JPMorgan Private Equity, and has served as a director of Dun & Bradstreet Corporation since April 2007. The Board selected Mr. Adams to serve as a director because he brings valuable expertise in the areas of information technology and security, risk management and strategy, and experience leading and collaborating with senior management teams. Additionally, Mr. Adams has been extensively involved in mergers and acquisitions and offers strategic expertise. His many years of experience enable him to assist both the Audit Committee and the Board in assessing technology, security and other types of risk which is particularly helpful to our Company, given the importance of these issues to our daily operations.

Paul M. Anderson

Director since 2006

Former Chairman

Spectra Energy Corp

Age 65

Mr. Anderson served as Chairman of the Board of Spectra Energy Corp from
January 2007 until May of 2009. He served as Chairman of the Board of Duke
Energy Corporation from April 2006 until the separation of Spectra Energy from
Duke Energy in January 2007. From November 2003 until the merger of Duke
Energy and Cinergy Corp. in April 2006, Mr. Anderson served as Chairman of the Board and Chief Executive Officer of Duke Energy. Prior to such time,
Mr. Anderson served as Managing Director and Chief Executive Officer of BHP
Billiton Limited and BHP Billiton PLC, which operate on a combined basis as
BHP Billiton, the world’s largest diversified resources company, from 1998 until his retirement in July 2002. Mr. Anderson previously served on the boards of
BHP Billiton Limited, BHP Billiton PLC and Qantas Airways. Mr. Anderson
currently serves on the Board of Directors of BP PLC and BAE Systems. The
Board selected Mr. Anderson to serve as a director because of his demonstrated leadership skills and his extensive knowledge of and experience with the energy industry and its participants, as well as his thorough knowledge of our assets. In addition, Mr. Anderson’s valuable experience in dealing with different industries and international enterprises has given him exposure to financial, strategic, acquisitions, capital allocation and public policy issues, which provides significant value to the Board.

Pamela L. Carter

Director since 2007

President, Cummins Distribution Business

Age 61

Ms. Carter is President of Cummins Distribution Business. She previously served as President—Cummins Filtration, then as Vice President and General Manager of Europe, Middle East and Africa business and operations for Cummins Inc.
since 1999. Ms. Carter served as Vice President and General Counsel of
Cummins Inc. from 1997 to 1999. Prior to joining Cummins Inc., she served as the Attorney General for the State of Indiana from 1993 to 1997. Recently,
Ms. Carter was appointed to the Export-Import Bank of the United States’
sub-Saharan Africa Advisory Council. The Board selected Ms. Carter to serve as a director because she brings a diverse background that includes experience in law, government, politics and business experience to her role as a director. In her capacity as an active president of a large division of an international manufacturing company, Ms. Carter has valuable experience in operations management, leadership and compensation and governance matters. She brings to the Board knowledge of macro-economic global conditions and a valuable and dynamic international business perspective. Ms Carter, who also serves as a director of CSX Corporation and Meijer, Inc., was Indiana’s first female and first
African-American to hold the office of Attorney General. Her insight on government relations and public policy issues provides significant value to the
Board.

F. Anthony Comper

Director since 2007

Retired President and Chief Executive Officer

BMO Financial Group

Age 65

Mr. Comper is the retired President and Chief Executive Officer of the Bank of
Montreal, one of the largest banks in North America. He was appointed to that position in February 1999 and served as Chairman from July 1999 to May 2004.
Mr. Comper previously served on the Board of Directors of the Bank of Montreal.
The Board selected Mr. Comper to serve as a director because he brings the experience of being both chairman and chief executive officer of a large global financial institution. He possesses valuable financial expertise, including extensive experience with capital markets transactions and risk management. His knowledge of the Canadian marketplace, political and regulatory environments enables him to bring a unique perspective to the Board.

Peter B. Hamilton

Director since 2007

Senior Vice President and Chief Financial Officer

Brunswick Corporation

Age 64

Mr. Hamilton is the Senior Vice President and Chief Financial Officer of
Brunswick Corporation, a position he has held since September 2008. He previously served as Vice Chairman of Brunswick Corporation from 2000 to
January, 2007. He also served as President—Brunswick Boat Group in 2006;
President—Life Fitness Division, 2005 to 2006; and President—Brunswick
Bowling & Billiards, 2000 to 2005. The Board selected Mr. Hamilton to serve as a director because he understands the operations of a large diversified corporation, with a particular focus on manufacturing, operations, supply chain, labor relations and customer issues. Mr. Hamilton is an experienced senior executive with sound business acumen and experience that includes legal and regulatory matters, finance and operations. His experience in finance and public company governance enables him to make valuable contributions to the audit and governance committees of the Board.

Dennis R. Hendrix

Director since 2006

Retired Chairman of the Board

PanEnergy Corp

Age 71

Mr. Hendrix is the retired Chairman of the Board of PanEnergy Corp, a predecessor of Spectra Energy. He was Chairman of the Board of PanEnergy
Corp from 1990 to 1997, Chief Executive Officer from 1990 to 1995 and
President from 1990 to 1993. Mr. Hendrix previously served as a director of Duke
Energy Corporation, Allied Waste Industries, Grant Prideco, Inc. and Newfield
Exploration Company. The Board selected Mr. Hendrix to serve as a director because of his extensive experience and knowledge of the energy industry and its participants, as well as a deep understanding of our assets, customers and regulatory environments, having served as chairman and chief executive of several of our predecessor companies. Through his service on other boards, he has valuable experience in governance, compensation and audit matters.

Michael McShane

Director since 2008

Former Chairman, President and Chief Executive Officer

Grant Prideco, Inc.

Age 56

Mr. McShane serves as an advisor to Advent International, one of the world’s leading global private equity firms. Mr. McShane served as a director and as
President and Chief Executive Officer of Grant Prideco Inc. beginning in June
2002 and assumed the role of Chairman of the Board of Grant Prideco Inc.
beginning in May 2004. Mr. McShane retired from Grant Prideco following its acquisition by National Oilwell Varco in April 2008. Prior to joining Grant
Prideco, Mr. McShane was Senior Vice President-Finance and Chief Financial
Officer and director of BJ Services Company from 1998. Mr. McShane also serves as a director of Complete Production Services, Inc. and Oasis Petroleum
Inc., and serves as an advisor to TPH Asset Management, LLC. The Board selected Mr. McShane because of his expansive knowledge of the oil and gas industry, as well as relationships with chief executives and other senior management at oil and natural gas companies and oilfield service companies throughout the world. He brings to the Board his experiences as a senior leader and chief financial officer within the oilfield service industry, as well as his leadership as chairman and chief executive officer of a leading North American drill bit technology and drill pipe manufacturer. Mr. McShane also provides the
Board with a producer perspective that is valuable in strategic discussions.

Joseph H. Netherland

Director since 2010

Former Chairman

FMC Technologies

Age 63

Mr. Netherland serves as an advisory director of CVC Capital Partners, a leading global private equity and investment advisory firm. From December 2001 until his retirement in October 2008, Mr. Netherland served as Chairman of the Board of FMC
Technologies, Inc., a global provider of technology solutions for the energy industry.
Mr. Netherland continues to serve as a non-independent member of FMC
Technologies’ Board of Directors. Mr. Netherland served as Chief Executive Officer of FMC Technologies from 2001 to March 2007, and as President from 2001 to
February 2006. Previously, Mr. Netherland served as a director of FMC Corporation from 1998 to 2001 and as Executive Vice President of FMC Corporation from 1998 until his appointment as its President in 2000. As the newest independent member of the Board, Mr. Netherland brings to our Board his experience as a chief executive officer and a thorough understanding of industry regulations and public policy related to workplace health, safety, environment and social responsibility, extensive oil and gas experience, and prior and current experience as a board member of major U.S.
organizations with international operations. Mr. Netherland also serves a director of
Newfield Exploration Company and Tidewater, Inc.

Michael E.J. Phelps

Director since 2006

Former Chairman and Chief Executive Officer

Westcoast Energy Inc.

Age 62

Mr. Phelps is Chairman of Dornoch Capital Inc., a private investment company.
From January 1988 to March 2002, he served as President and Chief Executive
Officer, and subsequently as Chairman and Chief Executive Officer, of Westcoast
Energy Inc., Vancouver, BC. Mr. Phelps sits on the Board of Directors of
Canadian Pacific Railway Company, Prodigy Gold Incorporated and Marathon
Oil Corporation and was a director of Duke Energy from 2002 through 2007. He also was a member of the Vancouver Organizing Committee for 2010 Olympic
and ParaOlympic Games. The Board selected Mr Phelps to serve as a director because of his valuable management, finance and industry experience, as well as his deep knowledge of the North American energy industry, and the political and regulatory environment. Mr. Phelps provides a valuable Canadian perspective, which is particularly helpful as a substantial portion of our assets and employees are located in Canada. His experience as Chairman and Chief Executive Officer of Westcoast Energy Inc., prior to the Company’s acquisition of Westcoast
Energy, Inc. in 2002, is valuable in both the development of our business in North
America and internationally, and in managing cross-border relationships.
Mr. Phelps has been actively involved in the Interstate Natural Gas Association of
America, the North American association representing interstate and interprovincial natural gas pipeline companies. In addition, he has been responsible for energy development in Indonesia, China and Mexico. His previous and current positions on the boards of other publicly traded companies have given him exposure to many issues that are key to our Company.

CORPORATE GOVERNANCE

Our Board recognizes that excellence in corporate governance is essential in carrying out its responsibilities to our shareholders. Our Principles of Corporate Governance, Code of Business Ethics, and written charters for the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Finance and Risk Management Committee are available free of charge on our website at www.spectraenergy.com/investors/governance. These documents provide the framework for our corporate governance. Any of these documents will be furnished in print free of charge to any shareholder upon request.

Board Meetings and Attendance

Our Board held seven meetings during 2010 and the committees of the Board met a total of 27 times. All of the incumbent directors who were then members of the Board attended at least 77% of the meetings of the Board and meetings of the Board committees on which he or she served during fiscal year 2010, other than Mr. Netherland who was appointed to the Board on June 8, 2010. Since his appointment to the Board, Mr. Netherland has attended all of the meetings of the Board and meetings of the Board committees on which he served during 2010. Directors are encouraged to attend the Annual Meeting and all but one member of the directors who were then members of the Board attended the 2010 Annual Meeting.

Board Leadership and Risk Oversight

Our Board is currently led by our Chairman, Mr. Esrey, who is an independent director. While our Principles of Corporate Governance allow for the positions of the Office of Chairman and the Chief Executive Officer to be held by the same person we believe that leadership of the board of directors is best conducted by an independent chairman. In exercising its duties to our shareholders, our Board members should not be conflicted in any way. To minimize potential conflicts, we have limited the members of our Board who are not independent to just our Chief Executive Officer. We believe that this board leadership structure is appropriate in maximizing the effectiveness of our Board oversight and in providing perspective to our business that is independent from management.

The Board has responsibility for oversight of our risk management process. The Board exercises its risk oversight responsibilities through the Finance and Risk Management Committee, with respect to credit, commodity, environment, health & safety, risk management and financial risks, and the Audit Committee, with respect to financial reporting, compliance and technology risks. Both of these committees receive regular reports from management regarding risks faced in our business including operational and project risks. In addition, the Compensation Committee provides oversight with respect to risks that may be created by our compensation programs. Management has undertaken, and the Compensation Committee has reviewed an evaluation of the incentives to our employees to take risks that are created by our compensation programs. Based upon that evaluation, we have concluded that our compensation programs do not create risks that are reasonably likely to result in a material adverse effect on the Company. The Board as a whole exercises its oversight responsibility with respect to other business risks that our Company faces, including strategic and competitive risks and risks related to succession of our Chief Executive Officer and other members of management.

Independence of Directors

The Board may determine a director to be independent if the Board has affirmatively determined that the director has no material relationship with Spectra Energy or its consolidated subsidiaries, either directly or as a shareholder, director, officer or employee of an organization that has a relationship with Spectra Energy or its subsidiaries. Independence determinations are made on an annual basis at the time the Board approves director nominees for inclusion in the annual proxy statement and if a director joins the Board between Annual Meetings, then independence determination is made at such time.

The Board has determined that none of Messrs. Adams, Anderson, Comper, Esrey, Hamilton, Hendrix, McShane, Netherland, Phelps and Ms. Carter, has a material relationship with Spectra Energy or its subsidiaries.

They are, therefore, independent under the listing standards of the NYSE. In reaching this conclusion, the Board considered all transactions and relationships between each director or any member of his or her immediate family and Spectra Energy and its subsidiaries.

To assist in this determination, the Board adopted the following categorical standards for relationships that are deemed not to impair a director’s independence:

Relationship		Requirements for Immateriality of Relationship

Personal Relationships

The director or immediate family member resides within a service area of, and is provided with utility service by, Spectra Energy or its subsidiaries.	•	Utility services must be provided in the ordinary course of the provider’s business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm’s-length terms.

The director or immediate family member holds securities issued publicly by Spectra Energy or its subsidiaries.	•	The director or immediate family member can receive no extra benefit not shared on a pro rata basis.

The director or immediate family member receives pension or other forms of deferred compensation for prior service, or other compensation unrelated to director or meeting fees, from Spectra Energy or its subsidiaries.	•	The compensation cannot be contingent in any way on continued service, and
	•	The director has not been employed by Spectra Energy or any company that was a subsidiary of Spectra Energy at the time of such employment for at least three years, or the immediate family member has not been an executive officer of Spectra Energy for at least three years and any such compensation that is not pension or other forms of deferred compensation for prior service cannot exceed $10,000 per year.

Business Relationships

Payments for property or services are made between Spectra Energy or its subsidiaries and a company associated* with the director or immediate family member who is an executive officer of the associated company.	•	Payment amounts must not exceed the greater of $1,000,000 or 2% of the associated company’s revenues in any of its last three fiscal years, and
	•	Relationship must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

Indebtedness is outstanding between Spectra Energy or its subsidiaries and a company associated* with the director or immediate family member.	•	Indebtedness amounts must not exceed 5% of the associated company’s assets in any of its last three fiscal years, and
	•	Relationship must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

The director or immediate family member is a non management director of a company that does business with Spectra Energy or its subsidiaries or in which Spectra Energy or its subsidiaries have an equity interest.	•	The business must be done in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

An immediate family member is an employee (other than an executive officer) of a company that does business with Spectra Energy or its subsidiaries or in which Spectra Energy or its subsidiaries have an equity interest.	•	If the immediate family member lives in the director’s home, the business must be done in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms.

Relationship		Requirements for Immateriality of Relationship

Personal Relationships

The director and his or her immediate family members together own 5% or less of a company that does business with Spectra Energy or its subsidiaries or in which Spectra Energy or its subsidiaries have an equity interest.	•	None
Charitable Relationships

Charitable donations or pledges are made by Spectra Energy or its subsidiaries to a charity associated* with the director or immediate family member.	•	Donations and pledges must not result in payments exceeding the greater of $100,000 and 2% of the charity’s revenues in any of its last three fiscal years.

A charity associated* with the director or immediate family member is located within a service area of, and is provided with utility service by, Spectra Energy or its subsidiaries.	•	Utility service must be provided in the ordinary course of the provider’s business and at rates or charges fixed in conformity with law or governmental authority, or if the service is unregulated, on arm’s-length terms.

Payments for property or services are made between Spectra Energy or its subsidiaries and a charity associated* with the director or immediate family member.	•	Relationships must be in the ordinary course of Spectra Energy’s or its subsidiary’s business and on arm’s-length terms or subject to competitive bidding.

*	An “associated” company is one (a) for which the director or immediate family member is general partner, principal or employee, or (b) of which the director and immediate family members together own more than 5%. An “associated” charity is one for which the director or immediate family member serves as an officer, director, advisory board member or trustee.

For purposes of these standards, immediate family members include a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers-and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home. For purposes of the contribution relationship described under “Charitable Relationships” above, payments exclude amounts contributed or pledged to match employee contributions or pledges.

Board Committees

The Board has four standing committees, which are described below. Each committee operates under a written charter adopted by the Board. The charters are posted on our website at www.spectraenergy.com/investors/governance and are available in print to any shareholder upon request. In addition, our non-management directors regularly meet in executive sessions over which the Chairman presides.

Name	Audit	Compensation	Corporate Governance	Finance and Risk Management
A. Adams	X			X
P. Anderson				•
P. Carter		X	X
F. Comper		X		X
G. Ebel
W. Esrey	X		X
P. Hamilton	•		X
D. Hendrix		X	•
M. McShane	X			X
J. Netherland		X	X
M. Phelps		•		X

•	Committee Chair

Audit Committee

The Audit Committee selects and retains a firm of independent public accountants to conduct audits of the accounts of Spectra Energy and its subsidiaries. It also reviews with the independent public accountants the scope and results of their audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of Spectra Energy and its subsidiaries, and makes reports and recommendations to the Board as it deems appropriate. The Audit Committee is responsible for approving all audit and permissible non-audit services provided to Spectra Energy by its independent public accountants. See “Independent Public Accountants” for additional information on the Audit Committee’s pre-approval policy. During 2010 fiscal year, the Audit Committee met ten times and each of its members attended at least 75% of the meetings.

Each member of the Audit Committee has been determined to be “independent” within the meaning of the NYSE’s listing standards, Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or Exchange Act, and Spectra Energy’s categorical standards for independence. In addition, each of the members meets the expertise requirements for audit committee membership under the NYSE’s rules and the rules and regulations of the SEC. The Board has determined that Messrs. Esrey, Hamilton and McShane are “audit committee financial experts” as defined under applicable SEC rules.

Compensation Committee

The Compensation Committee establishes and reviews the overall compensation philosophy, reviews and approves the salaries and other compensation of certain employees, including all executive officers of Spectra Energy, reviews and approves compensatory agreements with executive officers, approves equity grants and reviews the effectiveness of, and approves changes to, the compensation program. This Committee also performs an annual evaluation of the performance of the Chief Executive Officer with input from the Board. In addition, this Committee makes recommendations to the Board on compensation for outside directors. During 2010, the Compensation Committee met seven times and each of its members attended at least 75% of the meetings, other than Mr. Netherland, who was appointed to the Board on June 8, 2010 and attended all subsequent Committee meetings.

Each member of the Compensation Committee is considered to be (1) “independent” under the currently applicable listing standards of the NYSE; (2) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act; and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Corporate Governance Committee

The Corporate Governance Committee considers matters related to corporate governance and formulates and periodically revises governance principles. It recommends the size and composition of the Board and its committees and recommends potential successors to the Chief Executive Officer. This committee also recommends to the Board the slate of nominees, including any nominees recommended by shareholders, for director for each year’s Annual Meeting and, when vacancies occur, names of individuals who would make suitable directors of Spectra Energy. This committee may engage an external search firm or third party to identify, evaluate or assist in identifying or evaluating a potential nominee. Please read the Report of the Corporate Governance Committee contained in this proxy statement for more information regarding our director selection process. During the 2010 fiscal year, the Corporate Governance Committee met five times and each of its members attended at least 75% of the meetings, other than Mr. Netherland, who was appointed to the Board on June 8, 2010 and attended all subsequent Committee meetings.

Each member of the Corporate Governance Committee has been determined to be “independent” within the meaning of the NYSE’s listing standards and Spectra Energy’s categorical standards for independence.

Finance and Risk Management Committee

The Finance and Risk Management Committee reviews Spectra Energy’s financial and fiscal affairs and makes recommendations to the Board regarding dividends, financing and fiscal policies. It reviews (i) the financial exposure of Spectra Energy, as well as mitigating strategies, (ii) Spectra Energy’s risk exposure as related to the overall company portfolio and impact on earnings and (iii) the financial impacts of major transactions as related to mergers, acquisitions, reorganizations and divestitures. The Finance and Risk Management Committee also has responsibility for enterprise risk management, as well as environmental and health and safety matters. During the 2010 fiscal year, the Finance and Risk Management Committee met five times and each of its members attended at least 75% of the meetings.

Transactions with Related Persons

The Board is responsible for the oversight and approval (or ratification) of any transaction, relationship or arrangement involving Spectra Energy or a consolidated subsidiary in which one of the following related persons has a direct or indirect material interest: a director, director nominee or executive, a beneficial owner of more than 5% of our common stock, their immediate family members, and an entity (including charitable organizations) in which one of the foregoing persons is employed, controls, has a substantial interest in or is a general partner, principal or in a similar position. We refer to these as related person transactions.

We have a written policy that sets out procedures for the reporting, review and approval (or ratification) of related person transactions. Under this policy, the Corporate Governance Committee evaluates related person transactions based on the relevant facts and approves only those related person transactions that are consistent with the best interests of the Company and its shareholders as the committee determines in good faith. The Corporate Governance Committee considers the appropriateness of any related person transaction in light of all relevant factors and the controls implemented to protect the interests of the Company and its shareholders, including:

•	the benefits of the transaction to the Company;

•	the terms of the transaction and whether they were made on an arm’s-length basis and in the ordinary course of the Company’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the size and expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Director Evaluation

The Board and each of its standing committees have conducted self evaluations related to their performance in 2010. The performance evaluations were overseen by the Corporate Governance Committee and were discussed with the full Board. There were no material changes to the processes and governance procedures conducted by the Board and its committees as a result of the self evaluations.

Director Compensation

Directors who are Spectra Energy employees do not receive compensation for their services as directors. The following is a description of Spectra Energy’s compensation program for non-employee directors for the 2010 fiscal year.

Type of Fee	Fee (Other Than for Meetings)	Meeting Fees
		In-Person Attendance at Meetings Held in Conjunction With a Regular Board Meeting	In-Person Meetings Not Held in Conjunction With a Regular Board Meeting	Telephonic Participation in Meetings
Annual Board Retainer (Cash)	$60,000
Annual Board Retainer (Stock)	$90,000
Board Meeting Fees		$2,000	$2,500	$2,000
Annual Audit Committee Chair Retainer	$20,000
Annual Chair Retainer (Other Committees)	$10,000
Audit Committee Meeting Fees		$3,000	$2,500	$2,000
Other Committee Meeting Fees		$2,000	$2,500	$2,000

Annual Stock Retainer for 2010. In 2010, each director received a grant of a number of shares of Spectra Energy stock equal to $90,000 divided by the closing price of Spectra Energy’s common stock on the NYSE on the date of grant.

Compensation of the Chairman of the Board. Our Compensation Committee determined an amount of $175,000 to be an appropriate level of compensation for our Chairman of the Board in addition to the fees paid to him for service as a non-employee director.

Charitable Giving Program. Spectra Energy maintains a Directors’ Charitable Giving Program under which only Mr. Esrey remains eligible, as no director who is not currently eligible may become eligible in the future. Under this program, the Spectra Energy Foundation will make, upon the director’s death, donations of up to $1,000,000 to charitable organizations selected by the director. Mr. Esrey may request that donations be made under this program during his lifetime, in which case the maximum donation will be reduced on an actuarially-determined net present value basis. In addition, Spectra Energy maintains The Spectra Energy Foundation Matching Gifts Program under which Spectra Energy will match contributions to qualifying institutions of up to $7,500 per director (or employee) per calendar year. In 2010, the Spectra Energy Foundation made matching charitable contributions on behalf of each of Messrs. Adams, Anderson, Comper, Esrey, Hamilton, Hendrix and Phelps and Ms. Carter of up to $7,500.

Expense Reimbursement and Insurance. Spectra Energy reimburses outside directors for expenses reasonably incurred in connection with attendance and participation at Board and Committee meetings and special functions.

Stock Ownership Guidelines. Outside directors are subject to stock ownership guidelines that establish a target level of ownership of Spectra Energy common stock (or common stock equivalents) of 10,000 shares. The target level for the Chairman of the Board is 15,000 shares. Directors are required to satisfy the ownership target within five years after becoming subject to the policy. At the end of 2010, the targeted ownership level had been met by all directors.

The following table describes the compensation earned during 2010 by each individual who served as a non-employee director during 2010.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Options Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
A. Adams	95,500	90,000		—	5,000	190,500
P. Anderson	93,500	90,000		—	7,500	191,000
P. Carter	95,500	90,000		—	5,000	190,500
F. Comper	95,500	90,000		—	5,000	190,500
W. Esrey	283,500	90,000		—	4,340	377,840
P. Hamilton	126,500	90,000		—	2,000	218,500
D. Hendrix	105,500	90,000		—	7,500	203,000
M. McShane	106,500	90,000		—	—	196,500
J. Netherland	53,000	82,500		—	—	135,500
M. Phelps	105,500	90,000		—	7,000	202,500

(1)	This column reflects the aggregate grant date fair value of the stock awarded computed in accordance with FASB ASC Topic 718.
(2)	This column reflects matching charitable contributions.

The value of all perquisites and other personal benefits or property received by each director in 2010 was less than $10,000 and is not included in the above table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED SHAREHOLDER MATTERS

The following table indicates the amount of Spectra Energy common stock beneficially owned by the directors, the executive officers listed in the Summary Compensation Table under “Executive Compensation” below (referred to as the Named Executive Officers), and by all directors and executive officers as a group as of January 31, 2011. In addition, the table shows the number of common units of Spectra Energy Partners, LP, or SEP, beneficially owned by such individuals. SEP is a publicly traded master limited partnership of which Spectra Energy owns approximately 69% of the outstanding equity interests.

Name or Identity of Group	Number of Shares Held	Number of Shares Acquirable within 60 days	Total Shares Beneficially Owned (1)	Percent of Class	Total Units of SEP Beneficially Owned
Dorothy M. Ables	107,496	4,800	112,296	*	4,353
Austin A. Adams	33,286	—	33,286	*	909
Paul M. Anderson	773,861	—	773,861	*	—
Pamela L. Carter	14,986	—	14,986	*	909
F. Anthony Comper	17,571	—	17,571	*	348
Gregory L. Ebel	112,021	15,600	127,621	*	6,766
William T. Esrey	66,030	—	66,030	*	909
Peter B. Hamilton	17,636	—	17,636	*	909
Alan N. Harris	117,928	10,200	128,128	*	1,500
Reginald D. Hedgebeth	6,841	5,000	11,841	*	—
Dennis R. Hendrix	262,990	—	262,990	*	14,209
Michael McShane	11,519	—	11,519	*	—
Joseph H. Netherland	14,199	—	14,199	*	—
Michael E. J. Phelps	79,204	—	79,204	*	909
J. Patrick Reddy	9,421	—	9,421	*	—
Directors and executive officers as a group	1,644,989	35,600	1,680,589	*	31,721

*	Represents less than 1%.
(1)	Includes shares underlying vested phantom units held under Spectra Energy’s Director and Executive Savings Plans.

The following table lists the beneficial owners of 5% or more of Spectra Energy’s outstanding shares of common stock as of February 11, 2011. This information is based on the most recently available reports filed with the SEC.

	Shares of common stock
Name and Address of Beneficial Owner	Beneficially Owned	Percentage
Barrow, Hanley, Mewhinney & Strauss, LLC (1)	46,577,850	7.19%
2200 Ross Avenue, 31st Floor, Dallas, TX 75201-2761

Vanguard Windsor Funds—Vanguard Windsor II Fund (2)	32,337,100	4.99%
100 Vanguard Blvd., Malvern, PA. 19355

T. Rowe Price Associates, Inc. (3)	33,158,444	5.10%
100 E. Pratt Street, Baltimore, Maryland 21202

Blackrock, Inc. (4)	35,706,954	5.51%
40 East 52nd Street, New York, New York 10022

(1)	According to the Schedule 13G filed on February 11, 2011 by Barrow, Hanley, Mewhinney & Strauss, LLC, these shares are beneficially owned by its clients, and it has sole voting power with respect to 9,317,568 shares, shared voting power with respect to 37,260,282 shares, and sole dispositive power with respect to all of these shares.
(2)	According to the Schedule 13G/A filed on February 4, 2010 by Vanguard Windsor Funds, these shares are beneficially owned by its clients, and it has sole voting power with respect to all of these shares.
(3)	According to the Schedule 13G/A filed on February 11, 2011 by T. Rowe Price Associates, Inc., these shares are beneficially owned by its clients, and it has sole voting power with respect to 8,191,263 shares and sole dispositive power with respect to 33,086,844 shares.
(4)	According to the Schedule 13G/A filed on February 8, 2011 by Blackrock, Inc., these shares are beneficially owned by its clients, and it has sole voting power and sole dispositive power with respect to all of these shares.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to Spectra Energy’s audited financial statements for the fiscal year ended December 31, 2010.

The purpose of the Audit Committee is to assist the Board in its general oversight of Spectra Energy’s financial reporting, internal controls and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee and is available on our website at www.spectraenergy.com/investors/governance.

The Audit Committee has reviewed and discussed the audited financial statements with management and Deloitte & Touche LLP (“Deloitte”), Spectra Energy’s independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of Spectra Energy’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Deloitte is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

We reviewed Spectra Energy’s audited financial statements with management and Deloitte, and met separately with both management and Deloitte to discuss and review those financial statements and reports prior to issuance. These discussions also addressed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management has represented, and Deloitte has confirmed, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, Deloitte has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the audit committee concerning independence from Spectra Energy and its subsidiaries, and has discussed with Deloitte the firm’s independence.

Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in Spectra Energy’s 2010 Form 10-K, for filing with the SEC.

Audit Committee

Peter B. Hamilton (Chair)

Austin A. Adams

William T. Esrey

Michael McShane

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Michael E. J. Phelps (Chair)

Pamela L. Carter

F. Anthony Comper

Dennis R. Hendrix

Joseph H. Netherland

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the design and purpose of compensation programs applicable to the officers of Spectra Energy listed in the Summary Compensation Table. We refer to these officers as our Named Executive Officers. They include Mr. Gregory L. Ebel, President and Chief Executive Officer; Mr. J. Patrick Reddy, Chief Financial Officer; Mr. Alan N. Harris, Chief Development and Operations Officer; Mr. Reginald D. Hedgebeth, General Counsel; and Ms. Dorothy M. Ables, Chief Administrative Officer.

Executive Summary

Our executive compensation programs are designed to attract the highest quality of executives in order to implement the Company’s strategy. The Company’s strategy is aimed at providing safe and reliable operations while generating opportunities for profitable growth and being responsive to our customers. At the same time, the nature of the Company’s business is capital intensive and, therefore, key parts of the Company’s strategy are to be able to regularly access capital on terms that are advantageous and to deploy capital effectively to maintain and grow our business. We keep these strategies in mind in designing our compensation programs and successful strategy execution should result in enhanced shareholder value.

Each year the Compensation Committee establishes financial, operational and individual objectives for each Named Executive Officer which, if realized, we believe will assist in achieving the Company’s strategic goals. If the objectives set by the Compensation Committee are not realized, our compensation programs are designed to reduce compensation below targeted payouts. Alternatively, in the event we exceed our objectives, these plans are designed to compensate above targeted amounts.

To achieve these objectives, we design compensation opportunities for executives based on the following principles:

•

Compensation programs should be established in a way which will support the accomplishment of the Company’s strategic goals (safe and reliable operations, customer responsiveness, profitable growth opportunities and efficient access to capital).

•

Compensation opportunities should be aligned with the interests of shareholders, and incentive programs should be designed in consideration of their impact on shareholders both immediately and in the long term.

•

Compensation opportunities as measured by the sum of salary, cash incentive target and the targeted value of long-term compensation awards should be sufficiently competitive (as measured in relation to the median of the markets for which we compete for executives) to attract, retain and incent our executives.

•

Approximately two-thirds of the compensation available for our Named Executive Officers should be contingent on the attainment by the Company of both short-term and long-term performance measures as well as the achievement of individual performance goals.

•	Fringe benefits, perquisite programs and other forms of indirect compensation programs should be minimized.

Short-term cash incentives available to our Named Executive Officers depend upon attaining corporate goals that we believe are in line with our strategic objectives and shareholders’ interests. Specifically, eighty percent of the short-term cash incentives are based upon targets for the Company’s earnings per share and the earnings before interest and taxes (EBIT) and return on capital employed (ROCE) of our core businesses. The remaining twenty percent is based upon achieving individual objectives, including safety and operational results. We have structured our short-term incentive program in this manner to provide substantial incentives to reach short-term strategic objectives that are aligned with our long term strategic plan. We discuss the reasons for choosing these measures of performance in greater detail under “—2010 Compensation Opportunities—Short-Term Incentives.”

In addition, a substantial portion of the compensation opportunities for our Named Executive Officers consist of long-term equity based incentives that are designed to both align our executives’ interests with our shareholders’ long-term interests and provide meaningful retention incentives. Fifty percent of the long-term incentive grants made to our Named Executive Officers are based on the total shareholder return of our common stock and the remainder is subject to vesting requirements at the end of three years. Please see “—2010 Compensation Opportunities—Long-Term Incentives” for a more detailed discussion.

Overview of 2010 Company Performance

Our 2010 annual results reflected solid earnings and strong performance from our businesses. Our ongoing earnings per share increased by 33% from 2009, which was also 11% above our 2010 short-term incentive target. We successfully completed our 2010 capital expansion plans, which included placing $900 million of expansion projects into service with returns on these projects above our targeted 10-12% return on capital employed range. We delivered EBIT and ROCE that exceeded our targeted amounts as well as matched or exceeded targets for our safety and operational results. Therefore, the 2010 short-term incentive plan payouts were awarded to our Named Executive Officers at an average of approximately 167% of target amounts. Please see “—2010 Compensation Opportunities—Short-Term Incentives” for a discussion of how we set our target levels. Finally, our total shareholder return (TSR) for the past three years was at the 68th percentile of our 19 peer companies. Please see “—2010 Compensation Opportunities—Long-Term Incentives” for a discussion of how we set our peer group and target levels.

Committee Overview

The Spectra Energy Compensation Committee (the “Committee”) is comprised of Mr. Michael E. J. Phelps (Chair), Ms. Pamela Carter, Mr. F. Anthony Comper, Mr. Dennis R. Hendrix and Mr. Joseph H. Netherland. The Committee operates under a written charter adopted by the Board. The charter is available to view at www.spectraenergy.com/investors/governance.

The fundamental responsibilities of the Committee are to: (1) establish and review the overall compensation philosophy of Spectra Energy as it applies to the compensation of executives of Spectra Energy; (2) review and approve corporate goals and objectives relevant to Chief Executive Officer compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives; (3) review and approve the annual salary, short-term incentive opportunities, long-term incentive opportunities, and other benefits of the Chief Executive Officer and other executive officers; (4) review and approve any employment or severance agreement entered into with an executive officer; (5) approve equity grants under Spectra Energy’s Long-Term Incentive Plan; (6) approve changes to Spectra Energy’s compensation program; (7) review and recommend to the Board the compensation of non-employee directors; and (8) review and discuss with management the Company’s disclosures related to compensation.

Each member of the Committee is an independent director and has either served on other public company compensation committees or as the senior executive of a business unit. Through his or her executive experience for large public companies, each member of the Committee has had significant responsibility for the design and administration of executive compensation programs. Mr. Phelps has over ten years of experience serving as a member and chairman of the compensation committees of the Canadian Imperial Bank of Commerce, Canadian Pacific Railways, Fairborne Energy and Prodigy Gold Incorporated. In addition, Mr. Phelps served as the Chairman, President and Chief Executive Officer of Westcoast Energy Inc. prior to its acquisition by a predecessor of Spectra Energy. Ms. Carter has served as President of two business units at Cummins Inc., a global manufacturer of engines and related technologies. Mr. Comper is the retired President and Chief Executive Officer of the Bank of Montreal, one of the largest banks in North America. Mr. Hendrix previously served on the compensation committee of Newfield Energy as well as the Chairman, President and Chief Executive Officer of PanEnergy Corp, a predecessor of Spectra Energy. Mr. Netherland is the retired Chairman of FMC Technologies and currently serves on the boards and compensation committees of Newfield Exploration and Tidewater, Inc.

Compensation Committee Interclocks and Insider Participation

None of the members of our Compensation Committee (whose names appear under “— Report of the Compensation Committee” above) is or has been one of our officers or employees. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Committee Meetings

It is expected that the Committee will meet as often as is necessary to perform its duties and responsibilities. In 2010, the Committee met seven times.

The Chair of the Committee works with management to establish the meeting agenda. The Committee receives and reviews materials in advance of each meeting including information that management believes will be helpful to the Committee as well as materials the Committee has specifically requested. In 2010, these materials addressed matters such as (1) the competitiveness of executive compensation programs based on market data; (2) total compensation provided to executives; (3) trends and legislative activity in executive compensation and/or benefits; (4) executive stock ownership levels; and (5) corporate and individual performance compared to predetermined objectives. The CEO and other members of management may attend Committee meetings, as invited. The Committee also meets in executive session without the presence of management or its consultant.

Committee Advisors

Since 2007, the Committee retained ExeQuity, LLP, as its independent compensation consultant. ExeQuity reports directly to the Committee with respect to matters related to executive compensation, best practices and analysis of meeting materials prepared by management. ExeQuity generally confers with the Chair of the Committee and the Committee itself independently of management and discusses compensation matters with management on a limited basis at the direction of the Committee. In addition, ExeQuity meets with the Committee in executive session without the presence of management following each meeting. ExeQuity performs no other services for the Company other than its services as independent consultant to the Compensation Committee.

In 2010, ExeQuity reviewed materials provided to the Committee by management, consulted with the Chairman prior to meetings regarding agenda items and attended meetings of the Committee.

Management’s Role in the Compensation-Setting Process

Members of Spectra Energy’s management, including the CEO, participate in various aspects of the compensation setting process including:

•	recommending compensation programs, compensation policies, compensation levels and incentive opportunities;

•	compiling, preparing and distributing materials for Committee meetings, including market data;

•	recommending performance targets and objectives; and

•	assisting in the evaluation of employee performance, other than the performance of the CEO, whose performance is reviewed by the independent members of the Board.

In developing its recommendations regarding compensation, management engages the services of outside consulting organizations, including Towers Watson. These consultants may be asked to attend Committee meetings from time to time to discuss research and reports prepared at management’s request.

Elements of the Compensation Program

The objective of our compensation program is to link total compensation to both individual and company performance, on both a short and long-term basis, with significant percentages of potential earning opportunities based on the achievement of predetermined performance targets. As such, our compensation program is a valuable tool that assists Spectra Energy in attracting, retaining and incenting well qualified executives.

The following table sets forth the principal components of compensation for our Named Executive Officers:

Component	Description	Rationale
Salary	Compensation paid in cash throughout the year.	Provides compensation for performing day-to-day responsibilities.

Short-Term Incentive	Annual cash payment based on the achievement of defined financial and individual performance goals.	Makes significant percentage of cash compensation contingent on specific financial targets and individual performance objectives. These objectives are considered to be appropriate measures of the business imperatives that are necessary to build a solid record of financial success and operational excellence.

Long-Term Incentive	Performance share units and phantom units awards.	Rewards long-term Company performance, aligns the interests of executives with those of shareholders, creates equity ownership and provides a retention incentive.

Retirement	Company sponsored retirement and savings plans.	Provides retention incentives. Rewards service through retirement-related payments and provides savings opportunities.

Severance	Change of control agreements that provide benefits upon termination following a change of control of Spectra Energy.	Promotes management continuity and focus on best results for shareholders in the event of a change of control of the Company.

Factors Considered When Determining Total Compensation

Group Comparison. The Committee sets salaries and short-term and long-term incentive target levels based in part on what we believe to be the market median of compensation available to our executives in the market. The market for highly talented executives is competitive, and we believe our success depends on our ability to attract and retain executives who are incented through our compensation programs to successfully execute our short and long-term objectives. We believe that our hiring objectives cannot be achieved unless we offer compensation opportunities that are competitive in the marketplace. Accordingly, we use comparable market median data as a starting point for determining the adequacy of the compensation opportunities provided to our executives.

We would prefer to define the market median based on the practices of a sizeable peer group of companies with market capitalization and revenues comparable to Spectra Energy and with lines of business that are similar to ours. However, there is not a sufficient number of companies comparable to us in size, market capitalization and lines of business to comprise such a peer group. Therefore, in setting compensation targets, the Committee takes into consideration (1) information from the public filings of companies that are representative of companies in our markets that compete with us for executive talent, which we refer to as the Compensation Reference Group, and (2) data from published survey sources. Companies included in the Compensation Reference Group are listed below.

Compensation Reference Group

CenterPoint Energy	Dominion Resources	DTE Energy

El Paso Corp.	Enbridge, Inc.	EQT Corporation (formerly Equitable Resources)

National Fuel Gas Co.	NiSource	ONEOK, Inc.

Questar Corp.	Sempra Energy	Southern Union Company

TransCanada Corp.	Williams Companies

The Committee also considers trends in the broader market that are extracted from general industry survey data. Specifically, the Committee has chosen to use the Towers Watson 2010 Compensation Data Base© General Industry Survey as a source of market information because the Committee believes that the survey provides a reliable indication of compensation practices in companies that are comparable in size to Spectra Energy as measured by revenue.

External Market Conditions and Individual Factors. In addition to using benchmark survey data, the Committee also takes into account external market conditions and individual factors when establishing the total compensation of each Named Executive Officer. Some of these factors include the executive’s performance, the executive’s level of experience, the executive’s tenure and responsibilities, the executive’s position, competitive pressures for that position within the industry, economic developments, the condition of labor markets and the financial and market performance of the Company. To assist in its evaluation, the Committee uses tally sheets that assign a dollar amount to each of these elements and outline the detailed aspects of an executive’s historical and proposed compensation. Finally, the Committee considers internal equity when evaluating the compensation of our Named Executive Officers relative to one another.

Risk Assessment of Total Compensation. The Committee reviews the alignment of the executive compensation program components with the interests of shareholders, in addition to market factors. The overall compensation mix of short-term and long-term compensation opportunities for our executives, as well as the components of these incentive opportunities are balanced to mitigate undue risk and promote the health of the Company. In addition, our total incentive opportunities have a greater emphasis on the long term to drive long-term decisions. In our short-term program, no single measure is greater than 30% of an individual’s targeted award. The short-term measures balance the importance of generating short-term earnings with the efficiency and effectiveness of our employed capital. Half of each executive’s long-term opportunity is contingent on the performance of Spectra Energy’s stock relative to our peers and stock ownership levels are required by each executive, which provides continued alignment to encourage the long-term growth of the Company.

2010 Compensation Opportunities

The base salary, short-term incentive opportunity and long-term incentive opportunity established for each of our Named Executive Officers are intended to provide total target compensation in the range of the market median for individuals in comparable positions and markets in which we compete for executive talent. For 2010, the total target pay opportunity was at the market median for our Named Executive Officers. Consistent with our objectives, 78% of our CEO’s and 68% of all other Named Executive Officers’ total pay opportunity was in the form of short-term and long-term incentives. The following shows the percentage distribution of total target compensation for our CEO and for the other Named Executive Officers.

The following table shows the 2010 target direct pay opportunities for our Named Executive Officers.

2010 Target Pay Opportunity

Name	Salary	Short-Term Incentive Target Opportunity (as a % of Base Salary)	Long-Term Incentive Target Opportunity (as a % of Base Salary)	Total Target Pay Opportunity
Gregory L. Ebel	$975,000	100%	250%	$4,387,500
J. Patrick Reddy	$515,000	75%	155%	$1,699,500
Alan N. Harris	$515,000	75%	155%	$1,699,500
Reginald D. Hedgebeth	$490,000	65%	150%	$1,543,500
Dorothy M. Ables	$410,000	60%	125%	$1,168,500

Salary and Total Pay Opportunity. At the beginning of 2010, the Committee considered whether adjustments to salaries were appropriate and adjusted salaries of the Named Executive Officers based upon job responsibilities, level of experience, individual performance, comparisons to the salaries of executives in similar positions obtained from market surveys and internal comparisons. The Committee also reviewed the total target pay opportunities for our executives to evaluate whether such opportunities are competitive with levels that our executives could earn at companies with whom we compete for talent. The Committee approves all salary adjustments for executive officers.

An executive whose responsibilities have significantly increased may be moved to the market median over time. For 2010, the largest adjustment was made to Mr. Ebel’s compensation primarily due to his promotion from Chief Financial Officer to President and Chief Executive Officer at the end of 2008. Increases were made to Mr. Ebel’s salary and short term incentive opportunity to make his total compensation package competitive in the market place. Please see “—Compensation of the Chief Executive Officer” for a detailed discussion of Mr. Ebel’s compensation. Ms. Ables assumed additional responsibilities in connection with the management team transition at the end of 2008 and her compensation package was increased to better align her compensation package with market levels. Messrs. Reddy, Harris and Hedgebeth received merit increases to maintain salaries and incentive opportunities consistent with those available in the marketplace.

Short-Term Incentives. Short-term incentive opportunities, awarded under the Spectra Energy Executive Short-Term Incentive (STI) Plan for 2010, were designed to compensate executives for individual and company performance during the year based on goals set at the beginning of the year. Threshold, target and maximum incentive opportunities for each participant in the STI Plan during 2010 were established as a percentage of base salary. Incentives were earned based on the level of achievement of individual and corporate goals as determined by the Committee. Target STI awards expressed as a percentage of base annual salary for our named executive officers in 2010 are reflected in the 2010 Target Pay Opportunity table above.

Under guidelines adopted for the 2010 STI program, the Committee set a limitation on 2010 short-term incentive payments for executives equal to 190% of the amount of their STI target. In order to meet requirements of deductibility under Section 162(m) of the Internal Revenue Code, the annual incentives are payable at maximum to the extent any one of the Spectra Energy or Spectra Energy Transmission financial goals achieve threshold performance. The Committee then applies negative discretion to determine actual payments by reducing awards through the application of the framework described below in conjunction with actual performance against financial, operational and individual measures.

The maximum that could be earned for performance on financial or operational measures was 200% of target and 150% of target for individual measures. The amount that could be paid for performance at a specified minimum level for any measure was 50% of the target amount. 100% of the target amount would be paid for performance at the target level. No compensation was to be earned if performance fell below a specified minimum level.

As shown in the following table, STI payments for our Named Executive Officers were based on the achievement of individual goals and financial objectives related to management responsibilities for Spectra Energy, including the Company’s ongoing earnings per share (EPS) and EBIT and return on capital employed of Spectra Energy Transmission.

2010 Target STI Payment Measures

Measures	Percentage
Spectra Energy Ongoing EPS	30%
Spectra Energy Transmission EBIT	25%
Spectra Energy Transmission Return on Capital Employed	25%
Individual Objectives	20%

Ongoing EPS was used as a measure because we believe that it is one of the primary measures used by the investment community in valuing Spectra Energy. The actual 2009 EPS result was $1.18 and this was established as the threshold performance for 2010 to achieve a minimum payment for this measure. The EPS target was set at $1.42, which is $0.24 above 2009 actual results and was based on higher forecasted earnings due to new projects being placed in service and higher commodity prices. The EPS amount corresponding to the payout maximum was set at $1.83, or 29% above the target, and was judged to be an earnings level that was possible if financial performance was far superior to our original expectations and equivalent to the highest EPS level achieved in our Company’s history.

Spectra Energy Transmission EBIT was used as a measure of the effectiveness of the core business’s ability to generate earnings without considering interest or taxes and excluding our joint venture, DCP Midstream, LLC (“DCP Midstream”). The effects of changes in commodity prices and fifty percent of the effect of exchange rate fluctuations in Canadian currency were excluded from the calculation of EBIT in an attempt to make this measure a clear gauge of the performance of Spectra Energy’s three core business units. Target performance was set at a level that matched our corporate forecasts. Maximum payout level was set at a level judged to be difficult to achieve, and a minimum payout was set at a level considered to be the lowest level of performance that would justify a reduced payout.

Spectra Energy Transmission Return on Capital Employed was used as a measure because it reflects efficiency and effectiveness of capital deployment in our core business. Our business is capital intensive and depends on the effective execution of our pipeline projects. Our ability to achieve our targeted returns on these projects is vital to the success of our business. We define this measure as Spectra Energy EBIT (excluding results from DCP Midstream) divided by Spectra Energy’s annual average total debt plus equity minus cash on hand and our investment in DCP Midstream. Target performance was set at a level consistent with corporate forecasts. Similar to other measures, maximum and minimum performance were set, respectively, at levels deemed by the Committee to be significant challenges or minimally acceptable.

A summary of the 2010 individual objectives for each Named Executive Officer, which account for 20% of an executive’s short-term incentive target, and each objective weighting are shown in the following table.

Objective	Mr. Ebel	Mr. Reddy	Mr. Harris	Mr. Hedgebeth	Ms. Ables
Promote leadership in enhancing safety culture and achievement of a zero injury culture	33%	25%	22%	20%	15%
Management of capital expansion projects	34%	—	34%	20%	—
Management of strategic initiatives	33%	—	33%	—	—
Cost management initiatives at the corporate, SET and/or department levels		25%	11%	35%	20%
Enhancement of the Company’s financial strength	—	50%	—	—	—
Management of FERC Compliance	—	—	—	12.5%	10%
Enhancement of the Company’s IT security	—	—	—	—	25%
Government relations strategy	—	—	—	12.5%	—
Leadership and employee development	—	—	—	—	30%

Determination of 2010 Short-Term Incentive Payments

At the end of the 2010 cycle, management prepared a report on the achievement of financial goals. These results were reviewed and approved by the Committee in February 2011 along with a review of the achievement of the Named Executive Officers’ individual goals, including a calculation of the percentage achievement of each for purposes of the STI program. For the Named Executive Officers other than the CEO, performance for each individual objective was calculated and the CEO’s recommendation was reviewed by the Committee, which then approved the final performance results and payment of incentives. In the case of the CEO, performance scores on financial and individual objectives were reviewed and approved by the Committee prior to payment of his annual short-term incentive.

The amounts set forth below show the target amounts for achieving the threshold, target and maximum levels established for each financial goal as well as the actual result. For each category, achievement of the Threshold, Target and Maximum amounts would result in the payment of 50%, 100% and 200%, respectively, of the target level. For instance, the short-term incentive payment for an executive associated with Spectra Energy’s EPS results was calculated as 30% of such executive’s target cash incentive opportunity multiplied by the actual percentage achieved, which was 136.59%.

Measures	Threshold	Target	Maximum	Actual	Percentage Achieved
Spectra Energy Ongoing EPS	$1.18	$1.42	$1.83	$1.57	136.59%
Spectra Energy Transmission Return on Capital Employed	10.2%	10.5%	11.1%	11.5%	200%
Spectra Energy Transmission EBIT (in millions)	$1,526	$1,574	$1,668	$1,684.2	200%

The following table is a summary of the awards made to each of our Named Executive Officers together with the ratings achieved for individual goals. Satisfaction of individual goals at the Threshold, Target and Maximum levels results in the payment of 50%, 100% and 150%, respectively, of the target level.

2010 STI Awards

Name	Short-Term Incentive Award	Rating on Individual Goals	Actual Payout as a Percent of Target Short-Term Incentive Award
Gregory L. Ebel	$1,628,669	130.33%	167%
J. Patrick Reddy	$648,811	135.00%	168%
Alan N. Harris	$648,263	134.29%	168%
Reginald D. Hedgebeth	$531,153	128.95%	167%
Dorothy M. Ables	$403,285	114.80%	164%

Long-Term Incentives. We provide long-term incentive opportunities to our executive officers to achieve an alignment of executive and shareholder interests and incent executives to achieve strategic goals that will maximize long-term shareholder value.

2010 Long-Term Incentive Program. The Committee decided that our long term incentive program would consist of performance share unit awards that result in share ownership when certain specific performance goals are achieved in combination with phantom units that vest over a three-year period. We believe that the combination of these two forms of awards is an effective means of creating a focus on returns to shareholders and retaining our executive talent in a competitive market.

The performance share unit awards comprise 50% of the target value of annual long-term compensation and are earned based on how Spectra Energy performs relative to a group of energy companies over a three-year period. The companies in our long-term incentive peer group are:

Ameren Corp.	CenterPoint Energy	Consolidated Edison

Dominion Resources	DTE Energy	El Paso Corp.

Enbridge, Inc.	EQT Corporation (formerly Equitable Resources)	NiSource

National Fuel Gas Co.	ONEOK, Inc.	PG&E Corp.

Public Service Enterprise Group	Questar Corp.	Sempra Energy

Southern Union Company	TransCanada Corp.	Williams Companies

Xcel Energy

The long-term incentive peer group of 19 companies is not entirely the same as the compensation reference group discussed above for two reasons:

•	In discussions with its consultant, the Committee decided that the compensation reference group is not large enough to develop a reliable long-term measure of relative corporate performance.

•

The groups serve two different purposes. The compensation reference group provides an informal benchmark of compensation practices of companies with which we compete for executive talent, while the long-term incentive peer group provides a measure of our performance compared to companies with which we compete for capital.

The performance share unit awards generally vest only to the extent our total shareholder return for our common stock is achieved over a three-year measurement period, as compared to the peer group, in accordance with the percentages outlined in the following table:

Relative Total Shareholder Return Performance Results	Percent Payout of Target Performance Share Units
80th Percentile or Higher	200%
50th Percentile (Target)	100%
30th Percentile	50%
Below 30th Percentile	0%

The Committee approved these payout levels after a review of similar plans in place by many of the companies in the peer group, after a review of the historical returns of the peer group and indices that track energy company performance, and after consultations with our outside compensation advisors. Once earned, performance share units will be converted to shares of Spectra Energy common stock.

Phantom units comprise the remaining 50% of annual long-term compensation grant value. These units will vest at the end of three years at which time they will be converted to shares of Spectra Energy common stock. Dividend equivalents accumulated from the date of grant will be paid in cash on the number of performance share units and phantom units at the time that units vest. We believe that, at this time, a long term incentive program that is comprised of equal portions of performance based equity units and time vesting units provides an appropriate level of retention incentive coupled with long term payout contingent on Company performance.

For determining the number of performance share units and phantom units granted, the target values are based on Towers Watson’s expected life lattice model. Therefore, adjustments were made to reflect the assessment of risk associated with the related performance and time vesting conditions, resulting in a discount to 81% and 86.71% for performance share units and phantom units, respectively. The table below shows long-term incentive awards granted to our Named Executive Officers in 2010:

Name	Expected Value of LTI/Equity Grants (as a % of Base Salary)	Number of Target Performance Share Units Granted	Number of Phantom Units Granted
Gregory L. Ebel	250%	70,200	65,600
J. Patrick Reddy	155%	23,000	21,500
Alan N. Harris	155%	23,000	21,500
Reginald D. Hedgebeth	150%	21,200	19,800
Dorothy M. Ables	125%	14,800	13,800

Determination of 2008-2010 Performance Share Unit Awards. The 2008 performance unit cycle commenced on January 1, 2008 and ended on December 31, 2010. The performance share units vest based on Spectra Energy’s total shareholder return for the three year period as compared to the total shareholder return for companies in Spectra’s customized long-term incentive peer group, which is the same long-term incentive peer group used for the 2010 awards listed above. Spectra Energy’s total shareholder return for the three year period was 13.18% which is at the 68th percentile of the peer group. This results in a payout percentage of 160%. The following table lists the resulting number of 2008-2010 performance shares that vested and the amount of associated dividend equivalents:

Name	Vested Performance Share Units	Dividend Equivalent Payment
Gregory L. Ebel	26,720	$79,893
J. Patrick Reddy*	—	$—
Alan N. Harris	17,600	$52,624
Reginald D. Hedgebeth*	—	$—
Dorothy M. Ables	8,320	$24,877

*	Messrs. Reddy and Hedgebeth did not have any units vest, as their employment commenced after 2008.

Retirement and Other Benefits. We provide our executives with retirement benefits under the Spectra Energy Retirement Savings Plan, the Spectra Energy Executive Savings Plan, the Spectra Energy Retirement Cash Balance Plan and the Spectra Energy Executive Cash Balance Plan. The Committee has determined that, based on market surveys, these plans are comparable to the benefits provided by our peers and provide an important tool for attracting and retaining our executives. Please refer to “Executive Compensation” for disclosure of the amounts paid to our Named Executive Officers under these plans.

The Spectra Energy Retirement Savings Plan, a “401(k) plan,” is generally available to all employees in the United States. The plan is a tax-qualified retirement plan that provides a means for employees to save for retirement on a tax-deferred basis and to receive an employer matching contribution. Earnings on amounts credited to the Spectra Energy Retirement Savings Plan are determined by reference to investment choices (including a Spectra Energy common stock fund) selected by each participant.

The Spectra Energy Executive Savings Plan enables executives to defer compensation, and receive employer matching contributions, in excess of the limits of the Internal Revenue Code of 1986, as amended, that apply to qualified retirement plans such as the Spectra Energy Retirement Savings Plan. Earnings on amounts credited to the Spectra Energy Executive Savings Plan are determined by reference to investment choices similar to those offered under the Spectra Energy Retirement Savings Plan.

The Spectra Energy Retirement Cash Balance Plan provides a defined benefit for retirement, the amount of which is based on a participant’s cash balance account balance, which grows with monthly pay and interest credits.

The Spectra Energy Executive Cash Balance Plan provides executives with the retirement benefits to which they would be entitled under the Spectra Energy Retirement Cash Balance Plan if the limits contained in the Internal Revenue Code of 1986, as amended, did not exist.

Perquisites and Personal Benefits. Our company aircraft are for business use only and our executive officers are not allowed to initiate personal trips on corporate or charted aircraft. However, officers are permitted to invite their spouses or guests to accompany them on business trips when space is available. When the executive officer’s use of aircraft or a guest’s travel does not meet the Internal Revenue Service’s (IRS) standard for business use, the cost of that travel is imputed as income to the officer even though such travel may not have resulted in incremental cost to Spectra Energy.

Severance. The Committee believes that change in control severance arrangements serve shareholders’ best interests by diminishing the potential distraction of the executives created by the personal uncertainties and risks that may affect our executives’ focus in the context of a potential corporate restructuring or change in control transaction. These protections also help assure continuity of management in the event of certain corporate transactions.

The Committee believes that, while change in control severance agreements are a necessary element of the compensation program, executives should not be unduly enriched if and when the agreements are triggered. Accordingly, each Spectra Energy Named Executive Officer has entered into an agreement with Spectra Energy that defines the circumstances under which severance benefits would be paid. The terms of these agreements were approved by the Committee after consultation with our outside compensation consultants and our outside counsel and include the provisions listed below, which the Committee considered to be sufficient to achieve its objectives. See Also— “Executive Compensation—Potential Payments upon Termination of Employment or Change in Control.”

•	Agreements are only triggered if there is a change in control of the company and a qualifying termination of employment. (This feature is commonly called a “double trigger”.)

•	Cash severance benefits are limited to two times annual salary plus two times annual target cash incentive.

•	Medical, dental and life insurance are continued during the two years following severance.

•	Provides for a lump sum payment for company savings plan and pension plan contributions.

•

There is no provision to gross-up excise taxes that may be triggered under Section 4999 of the Internal Revenue Code; however, severance payments may be reduced to a level that does not trigger the excise tax if the executive’s net after-tax benefits are greater than if severance benefits were not reduced, and the excise tax was triggered.

•	Executives are subject to certain non-competition and non-solicitation provisions.

Compensation of the Chief Executive Officer

On June 27, 2008 the Board announced Mr. Ebel had been selected to succeed Fred J. Fowler as President and CEO of Spectra Energy effective January 1, 2009. At the time of the announcement, Messrs. Fowler and Ebel were assigned to a newly-created office of the CEO to better coordinate matters related to the transition. Subsequent to the announcement of his promotion, the Committee approved a special one-time equity grant to Mr. Ebel with a Fair Market Value of approximately $1,000,000 to recognize his new executive responsibilities. No additional changes were made to Mr. Ebel’s compensation in 2008. For 2009, the Committee deemed it appropriate for his compensation to approximate 75% to 80% of the market as a first year CEO.

In determining the 2010 total compensation opportunity for Mr. Ebel as CEO of Spectra Energy, the Committee reviewed Mr. Ebel’s performance with the Company, market survey data and peer company data. After a full year of service as CEO, the Committee deemed it appropriate to set his total compensation opportunity (the sum of his annual base salary, his annual cash incentive target and the target value of his annual long-term incentive grant) to approximate the median of compensation for CEOs of comparable companies, with an emphasis on the long-term component of this compensation package.

Based on Mr. Ebel’s performance and the Company’s performance in 2010, the Committee deemed it appropriate to increase his base salary for 2011 by 4%, placing an increased emphasis on the long-term component of his compensation package and increasing his long-term incentive target from 250% to 300%.

2011 Compensation Program

During 2010, the Committee reviewed the components of our compensation program and believes the overall philosophy and structure of the program will continue to meet the needs of the company to attract, retain and incent executives of high caliber who are expected to create value for shareholders.

The Committee set the 2011 compensation opportunities shown in the table below for Named Executive Officers based on: 1) a review of market-based information on peer reference group companies and survey data; 2) a review of the mix of individual pay elements; 3) individual performance and an assessment of future potential; and 4) the relationship of pay opportunities among executive officers given the relative contributions each is expected to make to the ongoing operation of the Company.

Name	Salary	Percentage increase from 2010	Short-Term Incentive Target Opportunity (as a % of Base Salary)	Long-Term Incentive Target Opportunity (as a % of Base Salary)
Gregory L. Ebel	$1,015,000	4%	100%	300%
J. Patrick Reddy	$555,000	8%	75%	155%
Alan N. Harris	$530,450	3%	75%	155%
Reginald D. Hedgebeth	$504,700	3%	65%	150%
Dorothy M. Ables	$422,500	3%	65%	125%

Certain Changes to Spectra Energy Corp 2007 Long-Term Incentive Plan and Spectra Energy Corp Executive Short-Term Incentive Plan. In 2010 our Compensation Committee, together with ExeQuity, LLP, as its independent compensation consultant, reviewed the Plans and determined to make certain amendments, subject to shareholder approval, as discussed in more detail on pages 56 through 63.

Other Compensation Policies

Stock Ownership Policy. We have adopted a stock ownership policy for outside directors, executive officers and other key employees who receive long-term incentives. We believe that our executives and outside directors should be required to own shares of Spectra Energy in order to establish an alignment between their interests and the interests of shareholders. Each director and employee subject to the policy is required to satisfy the ownership target within five years after becoming subject to the policy. To reinforce the importance of stock ownership, an employee who is subject to the policy and who does not achieve his or her ownership target by the applicable date will become ineligible for future long-term incentives unless he or she elects to apply all short-term incentive payments to the purchase of Spectra Energy common stock until his or her target ownership level is achieved. In addition, Spectra Energy will deliver shares of stock in lieu of an annual retainer for outside directors who do not achieve the ownership target by the applicable date. The following table sets forth our stock ownership policy for our executive officers and directors. Messrs. Ebel and Harris and Ms. Ables have exceeded their aggregate stock ownership requirement under this policy and Messrs. Hedgebeth and Reddy are on track to achieve the required ownership levels within the five year period.

Stock Ownership Policy

Position	Number of Shares
Chairman	15,000
Outside Directors	10,000
President and Chief Executive Officer	200,000
Other Named Executive Officers	70,000
All Other Executives Subject to Guidelines	2,000-30,000

Derivative Transactions. Our stock trading policy applies to transactions in securities that derive their value from our common stock or any of our debt securities. To avoid even the appearance of insider trading, this policy permits trading by our directors and executives in our securities only during a 30-day window following our quarterly or annual earnings release and only after obtaining preclearance from our CEO or general counsel. In addition, because of the inherent potential for abuse, this policy restricts our directors and executives from entering into short swing transactions, short sales or use of derivative securities, hedging transactions or margin accounts when such accounts or transactions relate to our securities.

Tax and Accounting Implications

Deductibility of Executive Compensation: The Committee reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that Spectra Energy generally may not deduct for federal income tax purposes annual compensation in excess of $1 million paid to certain employees. Performance-based compensation paid pursuant to shareholder-approved plans is not subject to the deduction limit as long as such compensation is approved by “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

The Committee generally structures and administers executive compensation plans and arrangements so that they will not be subject to the 162(m) deduction limit. The Committee may from time to time approve payments that cannot be deducted in order to maintain flexibility in structuring appropriate compensation programs in the interest of shareholders. For example, phantom share awards described under “Compensation Discussion and Analysis—Elements of the Compensation Plan” received by certain employees may not be deductible for federal income tax purposes, depending on the amount and other types of compensation received by such employees.

Accounting for Stock-Based Compensation: Spectra Energy values unvested stock options granted under the fair value method and expenses those amounts in the income statement over the stock option’s remaining vesting period. Spectra Energy considers the expenses associated with the grant of options and other long-term incentive awards in granting such awards.

Section 409A

To the extent we permit executives to defer compensation or we commit to deliver compensation at a later date than when earned and vested, we endeavor to ensure that the requirements of Section 409A of the Internal Revenue Code are satisfied. Failure to satisfy the Section 409A requirements could subject the executives receiving such nonqualified deferred compensation to a 20% excise tax.

EXECUTIVE COMPENSATION

This section provides information regarding the compensation of our President and Chief Executive Officer, our Chief Financial Officer and the next three most highly compensated executives, which we refer to as the Named Executive Officers. The table below sets forth compensation of the Named Executive Officers for 2008 through 2010. Compensation information for Mr. Reddy and Mr. Hedgebeth is presented only for the years in which they were a Named Executive Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Gregory L. Ebel *(5)	2010	975,000	—	3,542,592	—	1,628,669	566,702	151,923	6,864,886
President and Chief Executive Officer	2009	850,000	—	2,467,074	—	926,893	422,958	94,224	4,761,149
	2008	500,000	—	1,891,654	—	494,660	—	69,381	2,955,695

J. Patrick Reddy (6)	2010	515,000		1,160,830	—	648,811	94,025	63,559	2,482,225
Chief Financial Officer	2009	500,000	82,000	1,198,986	—	458,449	42,228	43,505	2,325,168

Alan N. Harris	2010	515,000	—	1,160,830	—	648,263	138,377	77,654	2,540,124
Chief Development and	2009	500,000	—	899,250	—	462,938	142,589	59,722	2,064,499
Operations Officer	2008	425,000	—	585,646	—	335,230	97,681	52,791	1,496,348

Reginald D. Hedgebeth (6)	2010	490,000	—	1,069,612	—	531,153	59,877	52,233	2,202,875
General Counsel	2009	358,077	110,000	1,209,887	—	284,945	21,290	47,947	2,032,146

Dorothy M. Ables	2010	410,000	—	746,228	—	403,285	141,527	52,864	1,753,904
Chief Administrative Officer	2009	370,500	—	537,533	—	269,889	101,378	42,027	1,321,327
	2008	288,000	—	276,320	—	219,838	41,303	51,600	877,061

*	Mr. Ebel became President and Chief Executive Officer on January 1, 2009. Prior to then, Mr. Ebel served as the Chief Financial Officer.
(1)	This column reflects the aggregate grant date fair value computed in accordance with the provisions of FASB ASC Topic 718 with respect to performance share units and phantom units awards granted each year. The aggregate dollar amount was determined without regard to any estimate of forfeitures related to service-based vesting conditions. See Note 23 of the Consolidated Financial Statements in Spectra Energy’s Form 10-K for the year ended December 31, 2010 regarding assumptions underlying the valuation of equity awards.
(2)	Non-Equity Incentive Plan Compensation column includes amounts payable under the Spectra Energy Executive STI Plan with respect to the 2010, 2009 and 2008 performance periods. Unless deferred, these amounts were paid, respectively, in March 2011, March 2010 and March 2009.
(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings column includes the amounts listed below. Figures represent the change in value during the twelve month periods ending December 31 of each year. For the 2008 fiscal year, Mr. Ebel had a negative change in pension value due to changes in exchange rates, changes in assumptions, and an update of the Canadian present value calculation to match the United States calculation methodology.

	Gregory L. Ebel	J. Patrick Reddy	Alan N. Harris	Reginald D. Hedgebeth	Dorothy M. Ables
Change in actuarial present value of accumulated benefit under the Spectra Energy Retirement Cash Balance Plan for the period beginning on January 1, 2010 and ending on December 31, 2010	30,225	21,459	32,929	17,687	53,952
Change in actuarial present value of accumulated benefit under the Spectra Energy Executive Cash Balance Plan for the period beginning on January 1, 2010 and ending on December 31, 2010	173,486	72,566	105,448	42,190	87,575
Change in actuarial present value of accumulated benefit under the Pension Choices Plan for Employees of Westcoast Energy Inc. and Affiliated Companies for the period beginning on January 1, 2010 and ending on December 31, 2010	25,643	—	—	—	—
Change in actuarial present value of accumulated benefit under the Spectra Energy Supplemental Pension Plan for the period beginning on January 1, 2010 and ending on December 31, 2010	337,348	—	—	—	—

Total	566,702	94,025	138,377	59,877	141,527

(4)	All Other Compensation column includes the following for 2010:

	Gregory L. Ebel	J. Patrick Reddy	Alan N. Harris	Reginald D. Hedgebeth	Dorothy M. Ables
Matching contributions under the Spectra Energy Retirement Savings Plan	14,700	14,700	14,700	14,700	14,700
Make-whole matching contribution credits under the Spectra Energy Corp Executive Savings Plan	99,414	43,707	43,976	31,797	26,093
Premiums for life insurance coverage provided under life insurance plans	1,710	4,902	4,902	1,107	2,071
Charitable contributions made in the name of the Executive under Spectra Energy’s matching gift policy	6,700	250	5,250	—	10,000
Personal use of Company aircraft	29,399	—	8,826	4,629	—

Total	151,923	63,559	77,654	52,233	52,864

The amounts shown as “Personal use of Company aircraft” reflect the personal use of Spectra Energy’s aircraft by the Named Executive Officers. The Named Executive Officers were not allowed to initiate personal trips on corporate or chartered aircraft. However, officers were permitted to invite their spouses or guests to accompany them on business trips when space was available. When the spouse’s or guest’s travel costs did not meet the IRS standard for “business use”, income was imputed to the officer even though such travel may not have resulted in incremental cost to Spectra Energy. The methodology used to compute the incremental cost of this benefit was based on the hourly variable cost for the use of the aircraft, plus any tax deduction disallowance.

(5)	A portion of Mr. Ebel’s pension value for 2010, 2009 and 2008 was provided in Canadian dollars and that portion of his compensation has been converted to U.S. dollars using the Bloomberg spot rate of $0.998 on December 31, 2010 and $1.0532 on December 31, 2009 and the NY Bloomberg closing rate of $1.2188 on December 31, 2008, respectively.
(6)	In 2009, Mr. Reddy and Mr. Hedgebeth received bonuses upon their respective commencement of employment.

2010 GRANTS OF PLAN-BASED AWARDS

		Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Name	Grant Date
Gregory L. Ebel			$487,500	$975,000	$1,852,500
Gregory L. Ebel	2/23/2010	2/22/2010				35,100	70,200	140,400		$2,145,312
Gregory L. Ebel	2/23/2010	2/22/2010							65,600	$1,397,280
J. Patrick Reddy			193,125	386,250	733,875
J. Patrick Reddy	2/23/2010	2/22/2010				11,500	23,000	46,000		$702,880
J. Patrick Reddy	2/23/2010	2/22/2010							21,500	$457,950
Alan N. Harris			193,125	386,250	733,875
Alan N. Harris	2/23/2010	2/22/2010				11,500	23,000	46,000		$702,880
Alan N. Harris	2/23/2010	2/22/2010							21,500	$457,950
Reginald D. Hedgebeth			159,250	318,500	605,150
Reginald D. Hedgebeth	2/23/2010	2/22/2010				10,600	21,200	42,400		$647,872
Reginald D. Hedgebeth	2/23/2010	2/22/2010							19,800	$421,740
Dorothy M. Ables			123,000	246,000	467,400
Dorothy M. Ables	2/23/2010	2/22/2010				7,400	14,800	29,600		$452,288
Dorothy M. Ables	2/23/2010	2/22/2010							13,800	$293,940

(1)	The awards reflected in the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards column were granted for the 2010 performance period under the terms of the Spectra Energy Executive STI Plan. The actual amounts paid to each executive under the terms of such plan for 2010 are disclosed in the Summary Compensation Table.
(2)	Awards reflected in these columns were made in shares of Spectra Energy common stock and were granted under the terms of the Spectra Energy Corp 2007 Long-Term Incentive Plan.
(3)	All awards reflected in this column were computed in accordance with FASB ASC Topic 718. The per share full grant date fair value of the phantom units and performance share units granted on February 23, 2010 is $21.30 and $30.56, respectively.

When Duke Energy spun-off its gas businesses to form Spectra Energy, equitable adjustments were made with respect to outstanding stock options and other forms of equity awards originally denominated in shares of Duke Energy common stock. All such awards were adjusted into two separate awards, one denominated in shares of Duke Energy common stock and one denominated in shares of Spectra Energy common stock. The number of shares of Spectra Energy common stock distributed to award holders was equal to the number of Spectra Energy shares that a shareholder of Duke Energy common stock would have received effective on the January 2, 2007 spin date (i.e., a ratio of 0.5 shares of Spectra Energy common stock for every one share of Duke Energy common stock). With respect to stock options, the per share option exercise price of the original Duke Energy stock option was proportionally allocated between the two types of stock options taking into account the distribution ratio and the relative per share trading prices following the distribution. The resulting Duke Energy and Spectra Energy awards continue to be subject to the vesting schedule under the original Duke Energy award agreement. For purposes of vesting of options and phantom units and the post-termination exercise periods applicable to the options, continued employment with Spectra Energy is considered to be continued employment with the issuer of the options or shares of phantom units. The adjustments preserved, but did not increase, the value of the equity awards.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)(4)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory L. Ebel (7)(8)	SE	1,465		$23.64	2/16/2011
	SE	2,081		$28.87	2/12/2012
	DUK	4,163		$19.10
	SE	1,450		$26.78	7/1/2012
	DUK	2,900		$17.72
	SE	4,300		$11.86	2/25/2013
	SE	76,700		$25.64	2/27/2017
						SE	212,589	$5,312,599
						DUK	7,377	$131,384

						Total		$5,443,983

						SE			321,600	$8,036,784
J. Patrick Reddy (9)						SE	66,880	$1,671,331
						SE			112,000	$2,798,880
Alan N. Harris	SE	4,100		$32.44	12/19/2011
	DUK	8,200		$21.47
	SE	2,050		$33.00	1/17/2012
	DUK	4,100		$21.84
	SE	1,350		$32.54	4/1/2012
	DUK	2,700		$21.54
	SE	1,600		$11.86	2/25/2013
	SE	700		$12.52	4/1/2013
	SE	61,900		$25.64	2/27/2017
						SE	63,111	$1,577,144
						DUK	1,022	$18,202

						Total		$1,595,346

						SE			112,000	$2,798,880
Reginald D. Hedgebeth (10)						SE	55,900	$1,396,941
						SE			108,800	$2,718,912
Dorothy M. Ables	SE	7,950		$32.44	12/19/2011
	DUK	15,900		$21.47
	SE	5,250		$33.00	1/17/2012
	DUK	10,500		$21.84
	DUK	8,800		$7.85	2/25/2013
	SE	33,400		$25.64	2/27/2017
						SE	37,549	$938,350
						DUK	898	$15,993

						Total		$954,343

						SE			69,000	$1,724,310

(1)	For options granted February 27, 2007, the exercise price is equal to the closing price of Spectra Energy common stock on the date of grant. For options granted prior to December 31, 2006, the exercise price for the original Duke Energy options is equal to the closing price of Duke Energy common stock on the date of grant. In connection with the spin-off of Spectra Energy effective January 2, 2007, all Duke Energy equity awards were adjusted to reflect the change in the price of Duke Energy common stock that occurred as a result of the spin- off, and an additional award denominated in Spectra Energy common stock was granted. The adjustments preserved, but did not increase, the value of the equity awards. The following chart indicates the original and adjusted exercise prices of each Duke Energy stock option. In addition, the chart indicates exercise prices for stock options granted on January 2, 2007 at Spectra Energy associated to each grant date at Duke Energy:

Date of Grant	Duke Original Option Exercise Price	Duke Adjusted Option Exercise Price	Spectra Energy Option Exercise Price Granted on January 2, 2007
February 16, 2001	$27.45	$15.64	$23.64
December 19, 2001	$37.68	$21.47	$32.44
January 17, 2002	$38.33	$21.84	$33.00
February 12, 2002	$33.53	$19.10	$28.87
April 1, 2002	$37.80	$21.54	$32.54
July 1, 2002	$31.10	$17.72	$26.78
February 25, 2003	$13.77	$7.85	$11.86
April 1, 2003	$14.54	$8.29	$12.52

(2)	Messrs. Ebel and Harris and Ms. Ables received Spectra Energy and Duke Energy phantom units as follows:

a.	On February 26, 2008, Spectra Energy shares were granted which, subject to certain exceptions, vest on the third anniversary of the date of grant.

b.	On April 4, 2006, Duke Energy shares were granted which, subject to certain exceptions, vest in equal installments on the first five anniversaries of the date of grant. Outstanding Duke Energy shares and corresponding Spectra Energy shares related to this award are included above.

(3)	Messrs. Ebel, Reddy and Harris and Ms. Ables received Spectra Energy phantom units on February 24, 2009 which, subject to certain exceptions vest on the third anniversary of the date of grant.
(4)	Messrs. Ebel, Reddy, Harris and Hedgebeth and Ms. Ables received Spectra Energy phantom units on February 23, 2010 which, subject to certain exceptions vest on the third anniversary of the date of grant.
(5)	Messrs. Ebel, Reddy and Harris and Ms. Ables received performance share units on February 24, 2009 that, subject to certain exceptions, are eligible for vesting on December 31, 2011. Pursuant to Instruction 3 to Item 402(f)(2) of Regulation S-K, performance share units are listed at the maximum number of shares.
(6)	Messrs. Ebel, Reddy, Harris and Hedgebeth and Ms. Ables received performance share units on February 23, 2010 that, subject to certain exceptions, are eligible for vesting on December 31, 2012. Pursuant to Instruction 3 to Item 402(f)(2) of Regulation S-K, performance share units are listed at the maximum number of units.
(7)	On January 1, 2004, Mr. Ebel received a grant of 10,000 performance share units. 3,333 performance share units vested on January 1, 2007 as a result of performance criteria being met. The remaining performance criteria were not achieved, but subject to certain exceptions, they are eligible for vesting on January 1, 2011. The outstanding Duke Energy shares and corresponding Spectra Energy shares related to this award are included above.
(8)	On October 1, 2008 Mr. Ebel received a grant of 43,000 phantom units that, subject to certain exceptions, vest on the third anniversary of the date of grant.
(9)	On January 2, 2009, Mr. Reddy received a grant of 18,100 phantom units which, subject to certain exceptions, vest in five equal installments on the first five anniversaries of the date of grant.
(10)	On April 1, 2009, Mr. Hedgebeth received three grants. The first is a grant of 15,000 phantom units of which 5,000 vested immediately and the remaining 10,000 shares, subject to certain exceptions, vest in two equal installments on the first two anniversaries of the date of grant. The second is a grant of 31,100 phantom units which, subject to certain exceptions, vest on the third anniversary of the date of grant. The third grant is a grant of 33,200 performance share units that, subject to certain exceptions, are eligible for vesting on December 31, 2011. Pursuant to Instruction 3 to Item 402(f)(2) of Regulation S-K, performance share units are listed at the maximum number of units.

2010 OPTION EXERCISES AND STOCK VESTED

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Gregory L. Ebel
Spectra Energy	1,079	6,042	40,595	1,122,021
Spectra Energy Partners	—	—	7,500	285,975
Duke Energy	—	—	1,350	22,115

Total				1,430,111
J. Patrick Reddy
Spectra Energy	—	—	3,620	77,866
Alan N. Harris
Spectra Energy	—	—	34,331	910,250
Spectra Energy Partners	—	—	6,000	228,780
Duke Energy	—	—	12,062	200,275

Total				1,339,305
Reginald D. Hedgebeth
Spectra Energy	—	—	5,000	119,200
Dorothy M. Ables
Spectra Energy	10,400	102,544	15,181	409,960
Spectra Energy Partners	—	—	3,200	122,016
Duke Energy	12,000	120,080	2,122	34,749

Total				566,725

(1)	The value realized upon exercise was calculated based on the closing price of a share of Spectra Energy or Duke Energy common stock on the date of option exercise.
(2)	The value realized upon vesting of stock awards was calculated based on the closing price of a share of common stock or units for the respective equity on the respective vesting date, and includes cash payments to Messrs. Ebel, Reddy, Harris and Hedgebeth and Ms. Ables in the amount of $147,627, $3,620, $107,213, $5,000 and $54,259, respectively, for dividend and distribution equivalents paid at the time of vesting on earned phantom and performance share units.

Spectra Energy Retirement Cash Balance Plan and Executive Cash Balance Plan

Spectra Energy provides pension benefits that are intended to assist its retirees with their retirement income needs. A more detailed description of the plans that comprise Spectra Energy’s pension program follows.

Each of the Named Executive Officers actively participated in pension plans sponsored by Spectra Energy or an affiliate in 2010. Officers participated in the Spectra Energy Retirement Cash Balance Plan (“RCBP”), which is a noncontributory, defined benefit retirement plan that is intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. The RCBP generally covers non-bargaining employees of Spectra Energy and affiliates. The RCBP provides benefits under a “cash balance account” formula.

Each of the Named Executive Officers who participates in the RCBP, with the exception of Mr. Reddy and Mr. Hedgebeth who each recently joined the Company, has satisfied the eligibility requirements to receive his or her account benefit upon termination of employment. The RCBP benefit is payable in the form of a lump sum in the amount credited to the hypothetical account at the time of benefit commencement. Payment is also available in the form of an annuity based on the actuarial equivalent of the account balance.

The amount credited to the hypothetical account is increased with monthly pay credits equal to (a) for participants with combined age and service of less than 35 points, 4% of eligible monthly compensation, (b) for participants with combined age and service of 35 to 49 points, 5% of eligible monthly compensation, (c) for participants with combined age and service of 50 to 64 points, 6% of eligible monthly compensation, and (d) for participants with combined age and service of 65 or more points, 7% of eligible monthly compensation. If the participant earns more than the Social Security wage base, the account is credited with additional pay credits equal to 4% of eligible compensation above the Social Security wage base. Interest credits are credited monthly, with the interest rate determined quarterly based upon the 30-year Treasury rate, but no less than 4% and no greater than 9%.

For the RCBP, eligible monthly compensation is equal to Form W-2 wages, plus elective deferrals under a 401(k) or cafeteria plan. Compensation does not include severance pay (including payment for unused vacation), expense reimbursements, allowances, cash or noncash fringe benefits, moving expenses, bonuses for performance periods in excess of one year, transition pay, long-term incentive compensation (including income resulting from any stock-based awards such as stock options, stock appreciation rights, phantom stock or restricted stock) and other compensation items to the extent described as not included for purposes of benefit plans or the RCBP.

The benefit of participants in the RCBP may not be less than determined under certain prior benefit formulas (including optional forms). In addition, the benefit under the RCBP is limited by maximum benefits and compensation limits under the Internal Revenue Code.

Each of the Spectra Energy Named Executive Officers was eligible to participate in the Spectra Energy Executive Cash Balance Plan (“ECBP”), which is a noncontributory, defined benefit retirement plan that is not intended to satisfy the requirements for qualification under Section 401(a) of the Internal Revenue Code. Benefits earned under the ECBP are attributable to (a) compensation in excess of the annual compensation limit ($245,000 for 2010) under the Internal Revenue Code that applies to the determination of pay credits under the RCBP, (b) certain deferred compensation that is not recognized by the RCBP, (c) restoration of benefits in excess of a defined benefit plan maximum annual benefit limit ($195,000 for 2010) under the Internal Revenue Code that applies to the RCBP, and (d) supplemental benefits granted to a particular participant. Generally, benefits earned under the RCBP and the ECBP vest upon completion of three years of service, and, with certain exceptions, vested benefits generally become payable upon termination of employment with Spectra Energy.

Spectra Energy has established a grantor trust that is subject to the claims of our creditors into which funds related to the ECBP are deposited. Funds deposited into the trust are managed by an independent trustee subject to guidelines provided by the Company.

Pension Choices Plan for Employees of Westcoast Energy Inc. and Spectra Energy Supplemental Pension Plan

Mr. Ebel participated in the Pension Choices Plan for Employees of Westcoast Energy Inc. and Affiliated Companies (“Pension Plan”), and the Spectra Energy Supplemental Executive Retirement Plan (“SERP”) while he resided in Canada prior to 2007. The Pension Plan is registered under the Income Tax Act and under the Pension Benefits Act (Ontario). The executive component of the Pension Plan is a non contributory defined benefit plan that provides a pension based on 2% of the annualized average of the executive’s highest consecutive 36 months’ salary and cash incentive multiplied by the executive’s years of service while located in Canada. The Income Tax Act imposes maximum restrictions on the amount of benefits that can be paid from a registered pension plan. The SERP is primarily intended to restore benefits under the Pension Plan to the level that would be available in accordance with the benefit formulas under the Pension Plan if such restrictions were not applicable. Also effective with the spin-off, the Spectra Energy Supplemental Executive Retirement Plan became effective and contains the same provisions as the predecessor SERP sponsored by Duke Energy. Mr. Ebel’s benefit accruals related to the Duke SERP were transferred to the Spectra Energy SERP effective with the spin-off. SERP benefits are paid from the general revenues of Spectra Energy as a life annuity. Effective with the spin-off of Spectra Energy, Mr. Ebel participates in the Spectra Energy RCBP, and his active participation in the Pension Plan is suspended, although compensation (but not additional service) with Spectra Energy will be used in the calculation of his Pension Plan benefit.

The following table provides information related to each plan that provides for payments or other benefits at, following or in connection with retirement, determined as of December 31, 2010.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gregory L. Ebel	Spectra Energy Retirement Cash Balance Plan	13.00	114,303	—
Gregory L. Ebel	Spectra Energy Executive Cash Balance Plan	13.00	357,813	—
Gregory L. Ebel	Pension Choices Plan for Employees of Westcoast Energy Inc.	6.48	125,993	—
Gregory L. Ebel	Spectra Energy Supplemental Pension Plan	6.48	893,505	—
J. Patrick Reddy	Spectra Energy Retirement Cash Balance Plan	2.00	40,337	—
J. Patrick Reddy	Spectra Energy Executive Cash Balance Plan	2.00	95,916	—
Alan N. Harris	Spectra Energy Retirement Cash Balance Plan	28.13	493,544	—
Alan N. Harris	Spectra Energy Executive Cash Balance Plan	28.13	412,360	—
Reginald D. Hedgebeth	Spectra Energy Retirement Cash Balance Plan	1.76	31,375	—
Reginald D. Hedgebeth	Spectra Energy Executive Cash Balance Plan	1.76	49,792	—
Dorothy M. Ables	Spectra Energy Retirement Cash Balance Plan	25.36	343,817	—
Dorothy M. Ables	Spectra Energy Executive Cash Balance Plan	25.36	471,196	—

Spectra Energy Executive Savings Plan

Under the Spectra Energy Executive Savings Plan, participants can elect to defer a portion of their base salary, short-term incentive compensation and long-term incentive compensation (other than stock options). Participants also receive a company matching contribution in excess of the contribution limits prescribed by the IRS under the Spectra Energy Corporation Retirement Savings Plan. In general, payments are made following termination of employment or death in the form of a lump sum or installments, as selected by the participant. Participants may request an accelerated distribution upon an “unforeseeable emergency.” In general, participants may direct the deemed investment of base salary deferrals, short-term incentive deferrals and matching contributions among investments options available under the Spectra Energy Retirement Savings Plan, including in a Spectra Energy Common Stock Fund. Deferrals of equity awards are credited with earnings and losses based on the performance of the Spectra Energy Common Stock Fund. Spectra Energy has established a grantor trust that is subject to the claims of our creditors into which funds related to the Spectra Energy Executive Savings Plan are deposited. Funds deposited into the trust are managed by an independent trustee subject to guidelines provided by the Company.

The Spectra Energy Executive Savings Plan and the Spectra Energy Retirement Savings Plan became effective with the spin-off of Spectra Energy. These plans contain the same provisions as the predecessor plans sponsored by Duke Energy, and individual benefit accruals were transferred from the Duke Energy plans to the Spectra Energy plans effective with the spin-off of Spectra Energy. Participants received credit for investment in 0.5 of a share of Spectra Energy common stock for each share of Duke Energy common stock held in the Duke Energy Common Stock Fund.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)
Gregory L. Ebel	180,009	99,414	106,202	—	979,434
J. Patrick Reddy	46,976	43,707	15,172	—	133,170
Alan N. Harris	92,644	43,976	131,876	—	842,661
Reginald D. Hedgebeth	61,197	31,797	8,479	—	110,336
Dorothy M. Ables	24,600	26,093	66,331	—	684,967

(1)	The table reflects contributions made to the Spectra Energy Executive Savings Plan. Executive contributions credited to the plan in 2010 include amounts reported as “Salary” in the Summary Compensation Table as well as “Non-Equity Incentive Plan Compensation” paid in 2010 but reported in the table as compensation earned in 2009. Amounts may also include elective deferrals of awards earned under our Long-Term Incentive Plan in 2009 but payable in 2010.
(2)	Reflects make-whole matching contribution credits made in 2010 under the plan with respect to elective salary deferrals made by executives during 2010. See footnote 4 to the “Summary Compensation Table” for the amount of make-whole matching contribution credits made with respect to elective compensation deferral made by executives during 2010.

Potential Payments Upon Termination of Employment or Change in Control

Under certain circumstances, each Spectra Energy Named Executive Officer would be entitled to compensation in the event his or her employment terminates. The amount of the compensation is contingent upon a variety of factors, including the circumstances under which employment is terminated. The relevant agreements and terms of awards applicable to Named Executive Officers are described below, followed by a table that quantifies the amount that would become payable to each Named Executive Officer as a result of a change in control or his or her termination of employment. The amounts shown assume that any termination was effective as of December 31, 2010 and are estimates of the amounts that would have been paid. The actual amounts that would be paid can only be determined at the time of the Named Executive Officer’s termination of employment.

The following table summarizes the consequences that would occur in the event of a change in control or the termination of employment of a Named Executive Officer under Duke Energy’s long-term incentive award agreements for phantom units that are still outstanding, without giving effect to the change in control agreements described below.

Event	Consequences
Change in control	Continue to vest

Termination with cause	The executive’s right to unvested portion of award terminates immediately

Voluntary termination (not retirement eligible)	The executive’s right to unvested portion of award terminates immediately

Involuntary termination without cause (not retirement eligible)	Prorated portion of award vests

Voluntary termination or involuntary termination without cause (retirement eligible)	Continue to vest

Involuntary termination after a Change in Control	Award vests

Death or Disability	Prorated portion of award vests

The following table summarizes the consequences that would occur in the event of a change in control or the termination of employment of a Spectra Energy Named Executive Officer under Spectra Energy’s long-term incentive award agreements, without giving effect to the change in control agreements described below.

Event	Consequences
Change in Control	Phantom Units—continue to vest Performance Share Units—award vests based on target performance

Termination with cause	Phantom and Performance Share Units—the executive’s right to unvested portion of award terminates immediately

Voluntary termination (not retirement eligible)	Phantom and Performance Share Units—the executive’s right to unvested portion of award terminates immediately

Involuntary termination without cause (not retirement eligible)	Phantom Units—prorated portion of award vests Performance Share Units—prorated portion of award vests based on actual performance after performance period ends

Voluntary termination or involuntary termination without cause (retirement eligible)	Phantom Units—prorated portion of award continues to vest Performance Share Units—prorated portion of award vests based on actual performance after performance period ends

Involuntary termination after a Change in Control	Phantom Units—award vests Performance Share Units—award vests based on target performance

Death or Disability	Phantom Units—award vests Performance Share Units—award vests based on target performance

Each Named Executive Officer has entered into a change in control agreement with Spectra Energy. The agreements have an initial term of two years, after which the agreements automatically extend from the first date of each month for one additional month, unless six months prior written notice is provided.

The change in control agreements provide for payments and benefits to the executive in the event of termination of employment within two years after a “change in control” of Spectra Energy, other than termination: (1) by Spectra Energy for “cause”; (2) by reason of death or disability; or (3) of the executive for other than “good reason” (each such term as defined in the agreements). Payments and benefits include: (1) a lump-sum cash payment equal to a pro-rata amount of the executive’s target cash incentive for the year in which the termination occurs; (2) a lump-sum cash payment equal to two times the sum of the executive’s annual base salary and target annual cash incentive opportunity in effect immediately prior to termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting “good reason”; (3) continued medical, dental and basic life insurance coverage for a two-year period (or a lump sum cash payment of equivalent value); and (4) a lump-sum cash payment representing the amount Spectra Energy would have allocated or contributed to the executive’s qualified and nonqualified defined benefit pension plan and defined contribution savings plan accounts during the two years following the termination date, plus the unvested portion, if any, of the executive’s accounts as of the date of termination that would have vested during such two year period. In addition, under certain circumstances, the agreements may provide for continued vesting of certain long-term incentive awards for two additional years.

Under the change in control agreements, each Named Executive Officer also is entitled to reimbursement of up to $50,000 for the cost of certain legal fees incurred in connection with claims under the agreements. In the event that any of the payments or benefits provided for in the change in control agreement otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code), the amount of payments or benefits would be reduced to the maximum level that would not result in excise tax under Section 4999 of the Internal Revenue Code if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made. In the event a Named Executive Officer becomes entitled to payments and benefits under a change in control agreement, he or she would be subject to a one-year noncompetition and nonsolicitation provision from the date of termination, in addition to certain confidentiality and cooperation provisions.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR

A CHANGE IN CONTROL (“CIC”)

Name and Triggering Event (1)	Cash Severance Payment (2) ($)	Incremental Retirement Plan Benefit (3) ($)	Welfare and Similar Benefits (4) ($)	Stock Awards (5) ($)	Option Awards ($)	Total ($)
Gregory L. Ebel
• Change in Control	—	—	—	4,431,648	—	4,431,648
• Voluntary termination or termination with cause	—	—	37,500	—	—	37,500
• Involuntary termination without cause	—	—	37,500	3,479,891	—	3,517,391
• Involuntary or good reason termination after a CIC	3,900,000	630,791	71,558	10,010,338	—	14,612,687
• Death or Disability	—	—	37,500	10,004,797	—	10,042,297
J. Patrick Reddy
• Change in Control	—	—	—	1,474,440	—	1,474,440
• Voluntary termination or termination with cause	—	—	19,808	—	—	19,808
• Involuntary termination without cause	—	—	19,808	794,693	—	814,501
• Involuntary or good reason termination after a CIC	1,802,500	430,647	50,537	3,244,931	—	5,528,615
• Death or Disability	—	—	19,808	3,244,931	—	3,264,739
Alan N. Harris
• Change in Control	—	—	—	1,474,440	—	1,474,440
• Termination with cause	—	—	69,327	—	—	69,327
• Voluntary or involuntary termination without cause	—	—	69,327	1,045,167	—	1,114,494
• Involuntary or good reason termination after a CIC	1,802,500	305,508	103,295	3,167,832	—	5,379,135
• Death or Disability	—	—	69,327	3,159,855	—	3,229,182
Reginald D. Hedgebeth
• Change in Control	—	—	—	1,433,456	—	1,433,456
• Voluntary termination or termination with cause	—	—	18,846	—	—	18,846
• Involuntary termination without cause	—	—	18,846	741,110	—	759,956
• Involuntary or good reason termination after a CIC	1,617,000	335,829	52,812	2,908,422	—	4,914,063
• Death or Disability	—	—	18,846	2,908,422	—	2,927,268
Dorothy M. Ables
• Change in Control	—	—	—	907,730	—	907,730
• Voluntary termination or termination with cause	—	—	15,769	—	—	15,769
• Involuntary termination without cause	—	—	15,769	574,154	—	589,923
• Involuntary or good reason termination after a CIC	1,312,000	219,954	39,651	1,917,902	—	3,489,507
• Death or Disability	—	—	15,769	1,910,893	—	1,926,662

(1)	Amounts in the table represent obligations of Spectra Energy under agreements currently in place at Spectra Energy, and valued as of December 31, 2010.
(2)	Amounts listed under “Cash Severance Payment” are payable under the terms of the Named Executive Officer’s change in control agreement. The severance benefits set forth above do not include accrued salary and cash incentive payments earned but not paid through December 31, 2010; however, such amounts are reflected in the Summary Compensation Table above.
(3)	Pursuant to the Change in Control Agreements of Messrs. Ebel, Reddy, Harris and Hedgebeth and Ms. Ables, amounts listed under “Incremental Retirement Plan Benefit” represent the additional amounts that would be credited and vested in respect of the Spectra Energy Retirement Cash Balance Plan, Spectra Energy Executive Cash Balance Plan, Spectra Energy Retirement Savings Plan and the Spectra Energy Executive Savings Plan in the event the Named Executive Officer continued to be employed by Spectra Energy for two additional years, at his or her rate of base salary plus target bonus percentage as in effect on December 31, 2010.

(4)	Amounts listed under “Welfare and Similar Benefits” include the maximum accrued vacation allowed under Company policy and the amount that would be paid to each Named Executive Officer who has entered into a Change in Control Agreement in lieu of providing continued welfare benefits for 24 months.
(5)	The amounts listed under “Stock Awards” would be the result of the acceleration of the vesting of previously awarded stock as a result of each event listed and any associated dividend equivalent payments due upon vesting. For Mr. Harris, who is retirement eligible, the amounts also include the continued vesting of previously awarded stock after the applicable termination event.

The amounts listed in the preceding table have been determined based on a variety of assumptions, and the actual amounts to be paid out can only be determined at the time of each Named Executive Officer’s termination of employment. The amounts described in the table do not include compensation to which each Named Executive Officer would be entitled without regard to his or her termination of employment, including (a) base salary and short-term incentives that have been earned but not yet paid, and (b) amounts that have been earned, but not yet paid, under the terms of the plans listed under the “Pension Benefits” and “Nonqualified Deferred Compensation” tables.

With respect to a Named Executive Officer who is covered by a change in control agreement, the amounts shown above do not reflect the fact that if, in the event that payments to the executive in connection with a change in control otherwise would result in an excise tax under Section 4999 of the Internal Revenue Code of 1986, such payments may be reduced to the extent necessary so that the excise tax does not apply.

The amounts shown above with respect to outstanding Spectra Energy and Duke Energy stock awards and option awards were calculated based on a variety of assumptions, including the following: (a) the Named Executive Officer terminated employment on the last day of 2010; (b) a stock price for Spectra Energy common stock equal to $24.99 and for Duke Energy common stock equal to $17.81, which were the closing prices on the last trading day of 2010; (c) the continuation of Spectra Energy’s and Duke Energy’s dividend at the rate in effect on December 31, 2010; and (d) performance at the target level with respect to performance share units. Additionally, the amounts listed above with respect to Mr. Harris reflect the fact that, upon termination for any reason except for cause, he would receive the full value of all unvested Duke-granted phantom unit awards and the dividends that would be paid on such shares for the remainder of the original vesting period, in accordance with the terms of the awards, because he has attained retirement age.

Current Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2010, about securities to be issued upon exercise of outstanding options, warrants and rights under Spectra Energy’s equity compensation plans, along with the weighted-average exercise price of the outstanding options, warrants and rights and the number of securities remaining available for future issuance under the plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available under equity compensation plans (excluding securities reflected in column (a)) (c)(1)(2)
Equity compensation plans approved by security holders(3)	8,553,031	$24.80	11,382,200
Equity compensation plans not approved by security holders	—	—	—

Total	8,553,031	$24.80	11,382,200

(1)	Represents shares available for issuance for awards of Phantom Stock Awards, Performance Awards assuming target performance or options under the Spectra Energy Corp 2007 Long-Term Incentive Plan.
(2)	However, if Performance Awards are assumed to achieve maximum performance, only 4,709,440 shares are available for grant under the Spectra Energy Corp 2007 Long-Term Incentive Plan as of December 31, 2010 and 279,520 shares are available for grant as of February 23, 2011.
(3)	As of February 23, 2011, there were 7,908,627 outstanding stock options with a weighted average exercise price of $25.53 and a weighted average remaining term of 3.09 years, 9,357,440 outstanding Phantom Stock Awards and 7,052,492 outstanding Performance Awards assuming target performance.

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE

The following is the report of the Corporate Governance Committee with respect to its philosophy, responsibilities and initiatives.

Philosophy and Responsibilities

We believe that sound corporate governance has three components: (i) Board independence, (ii) processes and practices that foster solid decision-making by both management and the Board, and (iii) balancing the interests of all of our stakeholders—our investors, customers, employees, the communities we serve and the environment. The Committee’s charter is available on our website at www.spectraenergy.com/investors/governance and is summarized below:

Membership. The Committee must be comprised of three or more members, all of whom must qualify as independent directors under the listing standards of the NYSE and other applicable rules and regulations.

Responsibilities. The Committee’s responsibilities include, among other things: (i) implementing policies regarding corporate governance matters; (ii) assessing the Board’s membership needs and recommending nominees; (iii) recommending to the Board those directors to be selected for membership on, or removal from, the various Board committees and those directors to be designated as chairs of Board committees; and (iv) sponsoring and overseeing performance evaluations for the various Board committees, the Board as a whole, and the directors and management, including the Chief Executive Officer.

Investigations and Evaluations. The Committee may conduct or authorize investigations into or studies of matters within the scope of the Committee’s duties and responsibilities, and may retain, at Spectra Energy’s expense, and in the Committee’s sole discretion, consultants to assist in such work as the Committee deems necessary. In addition, the Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms, such fees to be borne by Spectra Energy. Finally, the Committee conducts an annual self-evaluation of its performance.

Governance Initiatives

All of the Board committee charters, as well as the Company’s Principles for Corporate Governance and Code of Business Ethics are available on Spectra Energy’s website at www.spectraenergy.com/investors/governance and are available in print upon request. Any amendment to or waiver from the Code of Business Ethics must be approved by the Board and will be posted on Spectra Energy’s website.

Director Candidates

Profile. While the Committee has not prescribed standards for considering diversity, as a matter of practice, we look for diversity in a nominee such that the nominee can enhance perspective and experience through diversity in gender, ethnic background, geographic origin and professional experience. We look for the following characteristics in any candidate for nominee to serve on our Board:

•	fundamental qualities of intelligence, perceptiveness, good judgment, maturity, high ethics and standards, integrity and fairness;

•	a genuine interest in Spectra Energy and a recognition that, as a member of the Board, one is accountable to the shareholders of Spectra Energy as a whole;

•	a background that includes broad business experience or demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business organization;

•

present or former chief executive officer, chief operating officer, or substantially equivalent level executive officer of a highly complex organization such as a corporation, university or major unit of government, or a professional who regularly advises such organizations;

•	no conflict of interest or impediment that would interfere with the duty of loyalty owed to Spectra Energy and its shareholders;

•	the ability and willingness to spend the time required to function effectively as a director;

•	compatibility and ability to work well with other directors and executives in a team effort with a view to a long-term relationship with Spectra Energy as a director;

•	independent judgment and willingness to express views in a constructive manner; and

•	diversity and the extent to which the nominee would fill a present need on the Board.

Nominees. The Committee may engage a third party from time to time to assist it in identifying and evaluating director-nominee candidates, in addition to current members of the Board standing for re-election. The Committee will provide the third party, based on surveys of the then-current Board members and the profile described above, the characteristics, skills and experiences that may complement those of our existing members. The third party will then provide recommendations for nominees with such attributes. The Committee considers nominees recommended by shareholders on a similar basis, taking into account, among other things, the profile criteria described above and the nominee’s experiences and skills. In addition, the Committee considers the shareholder nominee’s independence with respect to both Spectra Energy and the nominating shareholder. All of the nominees on the proxy card are current members of our Board and were recommended by the Committee. Mr. Netherland was appointed to the Board in 2010. He was recommended by a member of the Committee. A professional search firm assisted the Committee in evaluating Mr. Netherland.

Shareholders interested in submitting nominees as candidates for election as directors must provide timely written notice to the Corporate Governance Committee, c/o Corporate Secretary, Spectra Energy Corp, 5400 Westheimer Court, Houston, Texas 77056, in accordance with our By-Laws. To be timely, the notice must be received by the Corporate Secretary not less than 90 or more than 120 days prior to the anniversary of the Annual Meeting. The notice must set forth, as to each person whom the shareholder proposes to nominate for election as director:

•	the name and address of the recommending shareholder(s), and the number of shares of common stock of Spectra Energy that are beneficially owned by the recommending shareholder(s);

•

a representation that the recommending shareholder(s) is a holder of record of stock of Spectra Energy entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice;

•	the name, age, business address and principal occupation and employment of the recommended nominee;

•	any information relevant to a determination of whether the recommended nominee meets the criteria for Board membership established by the Board and/or the Corporate Governance Committee;

•

any information regarding the recommended nominee relevant to a determination of whether the recommended nominee would be considered independent under the applicable New York Stock Exchange rules and Securities and Exchange Commission rules and regulations;

•

a description of any business or personal relationship between the recommended nominee and the recommending shareholder(s), including all arrangements or understandings between the recommended nominee and the recommending shareholder(s) and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the recommending shareholder(s);

•

a statement, signed by the recommended nominee, (1) verifying the accuracy of the biographical and other information about the nominee that is submitted with the recommendation, (2) affirming the recommended nominee’s willingness to be a director, and (3) consenting to serve as a director if so elected;

•

if the recommending shareholder(s) has beneficially owned more than 5% of Spectra Energy’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the rules and regulations of the SEC;

•	if the recommending shareholder(s) intends to solicit proxies in support of such recommended nominee, a representation to that effect; and

•

all other information relating to the recommended nominee that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, information regarding (1) the recommended nominee’s business experience, (2) the class and number of shares of capital stock of Spectra Energy, if any, that are beneficially owned by the recommended nominee and (3) material relationships or transactions, if any, between the recommended nominee and Spectra Energy’s management.

Resignation Policy

Our Principles for Corporate Governance set forth our procedures to be followed if a director-nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee is then required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set out in our Principles for Corporate Governance, which is posted on our website at www.spectraenergy.com/investors/governance.

Communications with Directors

Interested parties can communicate with any of our directors by writing to our Corporate Secretary at the following address:

Corporate Secretary

Spectra Energy Corp

5400 Westheimer Court

Houston, TX 77056

Our Corporate Secretary will distribute communications to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Spectra Energy Board has requested that certain items that are unrelated to the duties and responsibilities of the Board be excluded, such as: spam; junk mail and mass mailings; service complaints; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, obscene or similarly unsuitable will be excluded. However, any communication that is so excluded remains available to any director upon request.

Corporate Governance Committee

Dennis R. Hendrix (Chair)

Pamela L. Carter

William T. Esrey

Peter B. Hamilton

Joseph H. Netherland

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SPECTRA ENERGY CORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2011

Independent Public Accountants

Although Spectra Energy’s By-laws do not require that the Company’s shareholders ratify the appointment of Deloitte as the Company’s independent registered public accounting firm, the Board is submitting the appointment of Deloitte to Spectra Energy’s shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte.

Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The following table presents fees for professional services rendered by Deloitte & Touche LLP, and the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, Deloitte) for Spectra Energy for 2010 and 2009:

Type of Fees	2010	2009
	(in millions)
Audit Fees (a)	$7.2	$6.9
Audit-Related Fees (b)	0.5	0.9
Tax Fees (c)	0.1	0.8
All Other Fees (d)	0.1	0.1

Total Fee:	$7.9	$8.7

(a)	Audit Fees are fees billed or expected to be billed by Deloitte for professional services for the audit of our Consolidated Financial Statements included in our annual report on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, services that are normally provided by Deloitte in connection with statutory, regulatory or other filings or engagements or any other service performed by Deloitte to comply with generally accepted auditing standards. Audit Fees also include fees billed or expected to be billed by Deloitte for professional services for the audit of our internal controls under the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.
(b)	Audit-Related Fees are fees billed by Deloitte for assurance and related services that are reasonably related to the performance of an audit or review of our financial statements, including assistance with acquisitions and divestitures, internal control reviews and employee benefit plan audits. Audit-Related Fees also include comfort and consent letters in connection with SEC filings and financing transactions.
(c)	Tax Fees are fees billed by Deloitte for tax return assistance and preparation, tax examination assistance, and professional services related to tax planning and tax strategy.
(d)	All Other Fees are fees billed by Deloitte for any services not included in the first three categories, primarily translation of audited financials into foreign languages.

To safeguard the continued independence of the independent auditor, our Audit Committee adopted a policy that prevents our independent auditor from providing services to us and our subsidiaries that are prohibited under Section 10A(g) of the Exchange Act. This policy also provides that independent auditors are only permitted to provide services to us and our subsidiaries that have been pre-approved by the Audit Committee or the Audit Committee of Spectra Energy Partners, LP. Pursuant to the policy, all audit services require advance approval by these Audit Committees. All other services by the independent auditor that fall within certain designated dollar thresholds, both per engagement as well as annual aggregate, have been pre-approved under the policy. Different dollar thresholds apply to the three categories of pre-approved services specified in the policy (Audit-Related services, Tax services and Other services). All services that exceed the dollar thresholds must be approved in advance by the Audit Committee or the Audit Committee of Spectra Energy Partners, LP. Pursuant to applicable provisions of the Exchange Act, the Audit Committees have delegated approval authority to the Chairman of each Audit Committee. The Chairman has presented all approval decisions to the full Audit Committee. All engagements performed by the independent auditor were approved by the Audit Committee pursuant to its pre-approval policy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SPECTRA ENERGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.

PROPOSAL 3—APPROVAL OF THE SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

Introduction

The Company maintains the Spectra Energy Corp 2007 Long-Term Incentive Plan (the “LTIP” or “Plan”), which was initially adopted and approved by the Spectra Energy Board of Directors and its Compensation Committee in connection with our spin-off from Duke Energy, and last approved by our shareholders on May 8, 2008. The purpose of the LTIP is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate and retain key employees and directors of the Company upon whose judgment, initiative and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Company. All key employees of Spectra Energy and its subsidiaries and all non-employee directors are eligible to be granted awards under the LTIP, as selected from time to time by the Compensation Committee in its sole discretion. Currently approximately 250 employees and 9 non-employee directors are eligible for awards under the LTIP. The LTIP is the only equity-based incentive plan maintained by the Company.

Share Limit Revisions

The share limits in the LTIP currently provide that each share of common stock issued in connection with a “full value award” under the LTIP (awards such as restricted shares, performance awards, phantom stock, dividend equivalents paid in the form of Spectra energy common stock and other similar types of awards other than stock options or stock appreciation rights) will be counted as the issuance of four shares of common stock. The Company desires to change this share counting provision so that for all awards granted after the amended and restated LTIP is approved by shareholders, each share of common stock issued in satisfaction of any award under the LTIP will count as one share in calculating the LTIP share limit regardless of the type of award. The Company also desires to revise the share counting provisions of the LTIP to provide that for all awards exercised or settled after the amended and restated LTIP is approved by shareholders: (a) shares covered by an award will only be counted to the extent they are actually issued, (b) if the exercise price of an option or the tax withholding requirements with respect to any award granted under the LTIP are satisfied through the withholding of shares otherwise deliverable in respect of the award or actual or constructive transfer to the Company of shares already owned, a number of shares equal to such withheld or transferred shares will again be available for issuance or transfer under the LTIP, (c) if a stock appreciation right is exercised, only the number of shares issued, net of the shares tendered, if any, will be deemed delivered for purposes of determining the number of shares available for delivery under the LTIP, and (d) to the extent permitted by applicable law and the rules of any applicable exchange, shares issued in assumption of, or in substitution for, outstanding equity awards of any entity acquired in a corporate transaction by the Company or an affiliate will not count against the share limit in the LTIP. In addition, the Company desires to reserve an additional ten million (10,000,000) shares of Spectra Energy common stock to be made available for future grants and awards under the LTIP, thereby preserving the ability of the Company to continue to make awards when such action is deemed appropriate in order to attract or retain employees. The Board has approved the revision of the share counting provisions of the LTIP and the reservation of an additional ten million (10,000,000) shares and unanimously voted to submit and recommend such action to the shareholders of the Company for adoption.

The LTIP represents an important use of shareholder and Company resources, and the Board believes that it is in the best interests of the Company to reserve an additional ten million (10,000,000) shares and revise the share counting provisions as described above. During the past 3 years, the Compensation Committee generally has not granted options or stock appreciation rights to its executive officers and has instead granted performance units and phantom awards. For purposes of determining the number of shares available for future awards under the LTIP, each share issued in settlement of the performance units and phantom awards has been treated as the issuance of four shares. As a result, the number of shares of common stock that have actually been issued under the LTIP is significantly lower than the number of shares that the Company has been required to take into account for purposes of determining compliance with the share counting limits in the LTIP. With the increase in the number of shares available for issuance under the LTIP and revisions in the share counting provisions of the LTIP, the Compensation Committee will continue to use shares available under the LTIP at appropriate rates that do not result in excessive dilution of shareowner equity. The Compensation Committee remains committed to the appropriate use of equity incentives and expects that the Company’s annual run rate under the LTIP will be generally consistent with past practice. Increasing the number of shares available for issuance under the LTIP and revising the share counting provisions in the LTIP will provide the Compensation Committee with greater flexibility to structure appropriate future equity compensation packages for the Named Executive Officers and other key employees of the Company. If the proposed addition of 10,000,000 shares and the revision to the share counting rules are approved by our shareholders, we anticipate having sufficient shares to meet our needs through the next three to five years, although those expectations could change in response to extraordinary circumstances.

Reapproval of Section 162(m) Performance Targets and Limits

Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation paid to the Company’s Chief Executive Officer and three other most highly compensated officers (other than the Chief Financial Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These officers are referred to below as “covered employees.” An exemption from this limitation (the “Performance Exception”) applies to “performance-based” compensation as defined in the regulations under Section 162(m). The LTIP gives the Compensation Committee the ability to grant options or stock appreciation rights and other awards that are designated in units denominated on the date of grant in shares of common stock (“Performance Shares”) or in specified dollar amounts (“Performance Units”) and designed to qualify for the Performance Exception (“Qualified Performance-Based Awards”). Options and stock appreciation rights meet the Performance Exception because their value is based solely on any increase in the value of the Company’s common stock after the date of grant. Other Qualified Performance-Based Awards are granted subject to performance goals specified in the Plan.

One of the requirements under the Performance Exception is shareholder approval of the performance goals pursuant to which the compensation is paid. The regulations under Section 162(m) require that, in order for Qualified Performance-Based Awards other than option rights and appreciation rights to continue to qualify for the Performance Exception, shareholders must approve the material terms of the applicable performance goals every five years if the plan provides for discretion to change targets under a performance goal after shareholder approval of the goal, as the Plan so provides. The material terms of the performance goals for Qualified Performance-Based Awards other than option rights and appreciation rights under the Plan were last approved on May 8, 2008 (at the same time that the LTIP was approved by the Company’s shareholders). In light of the fact that the Compensation Committee is requesting that shareholders approve other revisions to the LTIP, the Compensation Committee is also asking for and recommending that the shareholder approval of the amended and restated LTIP also include approval of the material terms of the performance goals and the individual limits that will apply to Awards that are intended to qualify as Qualified Performance-Based Awards. A summary of the performance goals and individual limits (including proposed changes from the current limits that apply under the LTIP) is included below in the summary of the terms of the amended and restated LTIP.

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To incorporate the changes to the share counting provisions of the LTIP, update certain other provisions of the LTIP and incorporate amendments that were previously made to the LTIP to facilitate compliance with Section 409A of the Code, the Board has approved an amended and restated version of the LTIP, as described more fully below. Our shareholders are being asked to approve this amended and restated LTIP to approve these changes, as well as to qualify certain compensation awards to be made after our 2011 Annual Meeting under the LTIP as performance-based compensation for purposes of Section 162(m). The following is a summary of the provisions of the amended and restated LTIP. The full text of the amended and restated LTIP has been filed as an appendix to this proxy statement and is available on the SEC’s website at www.sec.gov.

Summary of the Amended and Restated LTIP

Reservation of Shares. When the LTIP was adopted in 2007, we reserved 30,000,000 shares of common stock for issuance under the LTIP. Under the proposed amendment to the LTIP, an additional 10,000,000 shares of common stock would be reserved for issuance under the LTIP. As of February 23, 2011, there were 25,403,332 shares of common stock available for issuance under the LTIP. Of that number, 25,123,812 shares were subject to outstanding awards and 279,520 shares were available for future awards. Shares issued under the LTIP may include authorized but unissued shares, treasury shares, or a combination thereof.

Share Counting Provisions. For purposes of determining the number of shares available for future issuance under the LTIP, all awards exercised or settled after the amended and restated LTIP is approved by shareholders will be taken into account as follows: (a) shares covered by an award will only be counted to the extent they are actually issued, (b) if the exercise price of an option or the tax withholding requirements with respect to any award granted under the LTIP are satisfied through the withholding of shares otherwise deliverable in respect of the award or actual or constructive transfer to the Company of shares already owned, a number of shares equal to such withheld or transferred shares will again be available for issuance or transfer under the LTIP, (c) if a stock appreciation right is exercised, only the number of shares issued, net of the shares tendered, if any, will be deemed delivered for purposes of determining the number of shares available for delivery under the LTIP, and (d) to the extent permitted by applicable law and the rules of any applicable exchange, shares issued in assumption of, or in substitution for, outstanding equity awards of any entity acquired in a corporate transaction by the Company or an affiliate will not count against the share limit in the LTIP. In addition, as noted above the share counting provisions of the LTIP will be amended so that for all awards granted after the amended and restated LTIP is approved by shareholders, each share of common stock issued in satisfaction of any award under the LTIP will count as one share in calculating the LTIP share limit, regardless of the type of award.

Administration. The LTIP is administered by the Compensation Committee, which has the authority to determine the persons to whom awards are granted, the types of awards granted, the time at which awards will be granted, the number of shares, units or other rights subject to an award, and the terms and conditions of each award.

Eligibility. All key employees of Spectra Energy and its subsidiaries and all non-employee directors are eligible to be granted awards under the LTIP, as selected from time to time by the Compensation Committee in its sole discretion.

Awards. The LTIP authorizes the grant of:

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Nonqualified stock options and incentive stock options. Nonqualified stock options are intended to qualify for exemption under Section 162(m) of the Internal Revenue Code and may be granted to employees and non-employee directors. Incentive stock options may only be granted to employees, and no more than 40,000,000 shares of common stock may be issued under the LTIP pursuant to the exercise of incentive stock options.

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Stock appreciation rights, which entitle the holder, upon exercise, to receive a payment based on the difference between the base price of the stock appreciation right and the fair market value of a share of common stock on the date of exercise, multiplied by the number of shares as to which such stock appreciation right is exercised.

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Performance awards, which are units denominated on the date of grant either in shares of common stock or in specified dollar amounts. Performance awards are payable upon the achievement of performance criteria established by the Compensation Committee at the beginning of the performance period.

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Restricted stock. An award of restricted stock represents shares of common stock that are issued subject to such restrictions on transfer and on incidents of ownership and such forfeiture conditions as the Compensation Committee deems appropriate. The restrictions imposed upon an award of restricted stock will lapse in accordance with the vesting requirements specified by the Compensation Committee in the award agreement.

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Phantom stock. An award of phantom stock gives the participant the right to receive payment at the end of a fixed vesting period based on the value of a share of common stock at the time of vesting. Phantom stock awards are payable in cash or in shares of common stock having an equivalent fair market value on the applicable vesting dates.

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Stock bonuses. A stock bonus represents a specified number of shares of common stock that are issued without restrictions on transfer or forfeiture conditions. The Compensation Committee may require the payment of a specified purchase price for a stock bonus.

•	Dividend equivalent awards, which entitle the holder to a right to receive cash payments determined by reference to dividends declared on Spectra Energy common stock during the term of the award.

Performance Awards and Section 162(m). The Compensation Committee may grant Performance Shares or Performance Units and that will become payable to an eligible participant upon achievement of specified management objectives to be met within a specified period (the “Performance Period”). In the case of Performance Awards that are intended to satisfy the Performance Exception, the Compensation Committee will make all determinations necessary to establish the Performance Award within 90 days of the beginning of the Performance Period, or such other period required under Section 162(m). Prior to the payment of any such Performance Award, the Compensation Committee will certify in writing that the applicable performance goal has been satisfied.

At the time the Compensation Committee determines the performance targets, the Compensation Committee may also specify any exclusion(s) for charges related to any event(s) or occurrence(s) which the Compensation Committee determines should appropriately be excluded for purposes of measuring performance against the applicable performance targets as long as the excluded items are objectively determinable by reference to Spectra Energy’s financial statements, notes to the financial statements and/or management’s discussion and analysis of financial condition and results of operations, appearing in Spectra Energy’s Annual Report on Form 10-K for the applicable year. In addition, if the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established performance targets unsuitable, the Compensation Committee may modify the performance targets as it deems appropriate and equitable. Unless the Compensation Committee determines otherwise, no action will be taken if and to the extent it would result in the loss of an otherwise available exemption of the award under Section 162(m). The performance goals applicable to a Performance Award may be subject to such later revisions as the Compensation Committee deems appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences, or to satisfy regulatory requirements.

The performance measures upon which the payment or vesting of a Performance Award intended to qualify for the Performance Exception may be based are limited to the following business measures, which may be applied with respect to the Company, any Subsidiary or any business unit, or, if applicable, any participant, and may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management.

Individual Limits. To satisfy the Performance Exception requirements of Section 162(m) of the Code, the LTIP imposes certain sub-limits on awards granted to any one individual during any one calendar year. As a result, excluding conversion awards no individual may be granted, during any calendar year: (1) stock options covering more than 3,000,000 shares of common stock, (2) stock appreciation rights covering more than 3,000,000 shares of common stock, and (3) Performance Units paying a maximum amount of more than $7,500,000 or Performance Shares covering more than 750,000 shares of common stock. The limits are being increased from the limits that previously applied to provide the Compensation Committee with additional flexibility when structuring awards without compromising the Company’s ability to receive a tax deduction under Section 162(m) of the Code. Although the Company is requesting approval of increased individual limits, the Company does not necessarily intend to grant awards that approach the revised limits in the future. If the revised limits are not approved, the Company can still grant awards under the LTIP that exceed the Section 162(m) limits specified in the LTIP, however, the awards may not satisfy the requirements of Section 162(m) and the Company’s ability to take a tax deduction for the awards could be limited.

Change in Control. The Compensation Committee may provide for the effect of a “change in control” on an award granted under the LTIP. Such provisions may include (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from an award, (ii) the waiver or modification of performance or other conditions related to payment or other rights under an award, (iii) providing for the cash settlement of an award, or (iv) such other modification or adjustment to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants upon or following the change in control, including the assumption of any award by an acquiror. The LTIP provides that treatment of awards need not be uniform among participants or among awards held by a participant.

A “change in control” is generally defined in the LTIP to include the occurrence of one or more of the following: (i) an acquisition by an individual, entity or group of beneficial ownership of thirty percent (30%) or more of the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities, with certain exclusions; (ii) during a period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board cease to constitute a majority of the Board, other than new directors whose election or nomination was approved by the continuing directors or those deemed to be continuing directors under the provision; (iii) the consummation of a shareholder-approved merger, consolidation, reorganization or similar corporate transaction, other than a transaction in which the voting securities of Spectra Energy outstanding immediately prior to the transaction continue to represent at least fifty percent (50%) of the combined voting power after the transaction; or (iv) a shareholder-approved sale or other disposition of all or substantially all of the assets of Spectra Energy, or the complete liquidation or dissolution of Spectra Energy. In connection with the amendment and restatement of the LTIP, the definition of “change in control” was revised to remove a clause providing that a “change in control” would be triggered by the adoption by the Board of a resolution that any person had acquired effective control of the business and affairs of the Company.

Adjustments to Awards. The Compensation Committee will make appropriate adjustments to outstanding awards and the number of shares eligible for issuance under the LTIP in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or other similar corporate transactions.

Term and Amendment. The amended and restated LTIP will have a term of ten years from the date of approval by the shareholders of the Company, subject to earlier termination or amendment by the Board. To the extent permitted under applicable laws and rules, the Board may amend the LTIP at any time, except that shareholder approval is required for amendments that would change the persons eligible to participate in the LTIP, increase the number of shares of common stock reserved for issuance under the LTIP, allow the grant of stock options or stock appreciation rights at an exercise price below fair market value, or allow the repricing of stock options or stock appreciation rights without shareholder approval.

Federal Income Tax Consequences

The following is a general summary of the United States federal income tax consequences to participants and Spectra Energy relating to awards that may be granted under the LTIP. This summary is not intended to be complete and does not describe state, local, foreign or other tax consequences.

A participant will not recognize income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of common stock on the date the option is exercised over the exercise price for such shares. Spectra Energy generally will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant. The deduction will be allowed at the same time the participant recognizes the income.

A participant will not recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not recognize income upon exercise of the option, provided the participant was an employee of Spectra Energy or a subsidiary at all times from the date of grant until three months prior to exercise. Where a participant who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. A participant who sells such shares of common stock within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of such shares on the date of exercise, or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Spectra Energy generally will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the optionee in this case. The deduction will be allowable at the same time the participant recognizes the income.

The federal income tax consequences of other awards authorized under the LTIP are generally in accordance with the following: stock appreciation rights are subject to taxation in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition in an amount equal to the excess of the fair market value of the shares of common stock over the purchase price (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance awards, phantom stock and dividend equivalents are generally subject to tax, as ordinary compensation income, at the time of payment. Stock bonuses are generally subject to tax, as ordinary compensation income, on the date of grant. In each of the foregoing cases, Spectra Energy will generally have a corresponding deduction at the same time the participant recognizes income.

To the extent applicable, it is intended that the LTIP and any awards granted under the LTIP comply with the provisions of Section 409A of the Internal Revenue Code. The LTIP and any awards granted under the LTIP will be administered in a manner consistent with this intent.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED.

PROPOSAL 4—APPROVAL OF THE SPECTRA ENERGY CORP EXECUTIVE SHORT-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED

Introduction

The Company maintains the Spectra Energy Corp Executive Short-Term Incentive Plan (the “STIP”), which was initially adopted and approved by the Spectra Energy Board of Directors and its Compensation Committee in connection with our spin-off from Duke Energy, and last approved by our shareholders on May 8, 2008. The purpose of the STIP is to reward selected senior executives of Spectra Energy for their contributions to the company’s financial success and motivate them to continue to make such contributions in the future by granting annual performance-based awards. All key employees of Spectra Energy and its subsidiaries are eligible to be granted awards under the STIP, as selected from time to time by the Compensation Committee in its sole discretion. Currently approximately 50 employees are eligible for awards under the STIP.

Reapproval of Section 162(m) Performance Targets and Limits

As discussed in Proposal 3 above (Approval of the Spectra Energy Corp 2007 Long-Term Incentive Plan, as Amended and Restated), the Performance Exception under Section 162(m) requires shareholder approval of the material terms of the performance targets and the individual limits that will apply to awards intended to qualify for the Performance Exception. The STIP gives the Compensation Committee the ability to grant cash awards that are subject to performance targets specified in the Plan and thus designed to qualify for the Performance Exception (the “STIP Qualified Performance-Based Awards”).

Although shareholder approval is not required again until 2013, in light of the fact that the Board is requesting shareholder approval of Spectra Energy’s 2007 Long-Term Incentive Plan (the “LTIP”) for purposes of Section 162(m), the Board believes that it would be beneficial for Spectra Energy and our shareholders to streamline the administration of the STIP and the LTIP and, going forward, to seek Section 162(m) shareholder approval for both plans at the same time.

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Accordingly, our shareholders are being asked to approve the material terms of the performance targets and the individual limits under the STIP in order to qualify certain compensation awards under the STIP as performance-based compensation for purposes of Section 162(m). The Board has also made certain approved changes to the STIP. However, the changes made and approved—such as adding a clawback provision, for example—do not affect the material terms of the applicable performance targets or the individual award limits and thus do not require shareholder approval under Section 162(m).

The following is a summary of the provisions of the amended and restated STIP. The full text of the amended and restated STIP has been filed as an appendix to this proxy statement and is available on the SEC’s website at www.sec.gov.

Summary of the Amended and Restated STIP

Administration. The STIP is administered by the Compensation Committee, which has the authority to determine the persons to whom awards are granted and the terms and conditions of each award.

Eligibility. All key employees of Spectra Energy and its subsidiaries are eligible to be granted awards under the STIP, as selected from time to time by the Compensation Committee in its sole discretion. Currently approximately 50 employees are eligible for awards under the STIP.

Awards. The STIP authorizes the grant of annual cash awards to eligible employees. The Compensation Committee may grant awards under the STIP that are designed to qualify for the Performance Exception under Section 162(m) of the Internal Revenue Code. Such STIP Qualified Performance-Based Awards will become payable to an eligible participant upon achievement of specified management objectives (the “STIP Performance

Targets”) to be met within a specified period (the “STIP Performance Period”). The Compensation Committee will make all determinations necessary to establish the STIP Qualified Performance-Based Awards within 90 days of the beginning of the STIP Performance Period, or such other period required under Section 162(m). Prior to the payment of any such STIP Qualified Performance-Based Award, the Compensation Committee will certify in writing that the applicable performance target has been satisfied.

At the time the Committee determines the terms of the STIP Performance Target(s), the Committee may also specify any exclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded, as applicable, for purposes of measuring performance against the applicable Performance Targets provided that such excluded items are objectively determinable by reference to Spectra Energy’s financial statements, notes to Spectra Energy’s financial statements and/or management’s discussion and analysis of financial condition and results of operations, appearing in Spectra Energy’s Annual Report on Form 10-K for the applicable year. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances, render previously established STIP Performance Targets unsuitable, the Committee may in its discretion modify such STIP Performance Targets, in whole or in part, as the Committee deems appropriate and equitable; provided that, unless the Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the award under Section 162(m). In addition, a performance measure used to determine a STIP Performance Target may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences or to satisfy applicable regulatory requirements. Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of an award that is intended to qualify for exemption under Section 162(m).

The performance measures upon which the payment or vesting of a STIP Qualified Performance-Based Award may be based are limited to the following business measures, which may be applied with respect to Spectra Energy, any Subsidiary or any business unit, or, if applicable, any participant, and may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings (as defined by management); cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; retained earnings; completion of acquisitions, divestitures and corporate restructuring; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management.

Individual Limits. The aggregate amount of all awards payable to any employee under the STIP for any one calendar year is limited to $4 million.

Termination and Amendment. The STIP shall continue in effect until terminated by the Board. The Committee may at any time amend or otherwise modify the STIP in such respects as it deems advisable; provided, however, no such amendment or modification may be effective without Board approval or shareholder approval if such approval is necessary to comply with the requirements for qualified performance-based compensation under Section 162(m).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SPECTRA ENERGY CORP EXECUTIVE SHORT-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED.

PROPOSAL 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities and Exchange Act of 1934, Spectra Energy is seeking an advisory, non-binding vote of our shareholders to approve the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules.

Spectra Energy’s compensation programs are designed to attract, retain and incent executives of high caliber who create value for shareholders. We are asking for shareholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement.

This vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of Spectra Energy shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider those shareholders’ concerns, including in determining the frequency of the advisory votes on executive compensation as described in Proposal 6. The Compensation Committee will evaluate whether any actions are necessary to address those concerns.

RESOLVED, that the shareholders approve the compensation paid to the Company’s Named Executive Officers in 2010, as disclosed under SEC rules, including the Compensation Discussion Analysis, the compensation tables and related material included in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FOREGOING RESOLUTION.

PROPOSAL 6—ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934 as amended, Spectra Energy is seeking an advisory, non-binding vote of our shareholders on how frequently they would like to cast an advisory vote on the compensation of Spectra Energy’s Named Executive Officers. After this initial advisory vote on frequency, Section 14A also requires us to hold additional advisory votes on this matter at least once every six years. Shareholders may vote for an advisory vote on Named Executive Officer compensation to be held once every one, two, or three years or they may abstain from voting on this matter.

The Board believes that conducting an advisory vote on executive compensation every three years is appropriate for Spectra Energy and its shareholders at this time. A vote every three years is consistent with Spectra Energy’s commitment to compensation programs that are designed to support long-term value creation and to incent and reward performance over a multi-year period. For example, as discussed in our Compensation Discussion and Analysis, our long-term equity and equity-based awards comprise a significant portion of each Named Executive Officer’s overall compensation opportunity each year and typically vest over a three-year performance period. The Board believes that shareholders would be best situated and best informed to evaluate the effectiveness of such programs once every three years.

Although the Board recommends holding an advisory vote on executive compensation every three years, the Board also recognizes that a more frequent advisory vote may be appropriate if a significant percentage of our shareholders indicate their disapproval of Spectra Energy’s executive compensation practices. Accordingly, if Proposal 5 (“Advisory Vote on Executive Compensation”) is not approved by at least 60% of the votes cast, then the Board will voluntarily implement an annual advisory vote on executive compensation. Further, if a subsequent annual advisory vote on executive compensation is approved by at least 60% of the votes cast, then at that time, Spectra Energy will begin holding an advisory vote on executive compensation every three years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR A FREQUENCY OF “THREE YEARS” FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 7—SHAREHOLDER PROPOSAL FOR A DIRECTOR ELECTION MAJORITY VOTE STANDARD

The United Brotherhood of Carpenters Pension Fund (the “Fund”), located at 101 Constitution Avenue, N.W., Washington, D.C., 20001, has notified Spectra Energy that it intends to present the resolution set forth below at the Annual Meeting for action by the shareholders. The Fund’s supporting statement for the resolution, along with the Board’s statement in opposition is set forth below. As of November 4, 2010, the Fund owned 9,844 shares of Spectra Energy common stock.

Director Election Majority Vote Standard Proposal

Resolved: That the shareholders of Spectra Energy Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s corporate governance documents (certificate of incorporation of bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: Spectra Energy’s Board of Directors should establish a majority vote standard in director elections in order to provide shareholders a meaningful role in these important elections. The proposed majority vote standard requires that a director nominee receive a majority of the votes cast in an election in order to be formally elected. Under the company’s current plurality standard, a board nominee can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee. We believe that a majority vote standard in board elections establishes a challenging vote standard for board nominees, enhances board accountability, and improves the performance of boards and individual directors.

Over the past five years, a significant majority of companies in the S&P 500 Index has adopted a majority vote standard in company bylaws, articles of incorporation, or charter. These companies have also adopted a director resignation policy that establishes a board-centered post-election process to determine the status of any director nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections. However, Spectra Energy has responded only partially to the call for change, simply adopting a post-election director resignation policy that sets procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes. The plurality vote standard remains in place.

Spectra Energy’s Board of Directors has not acted to establish a majority vote standard, retaining its plurality vote standard, despite the fact that many of its self-identified peer companies including CenterPoint Energy, Dominion Resources, NiSource, El Paso Corporation, ONEOK, Inc. and Williams Companies have adopted majority voting. The Board should take this critical first step in establishing a meaningful majority vote standard. With a majority vote standard in place, the Board can then act to fashion its director resignation policy to address the status of unelected directors. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors at Spectra Energy, while reserving for the Board an important post-election role in determining the continued status of an unelected director. We urge the Board to join the mainstream of major U.S. companies and establish a majority vote standard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE PROPOSAL FOR A DIRECTOR ELECTION MAJORITY VOTE STANDARD FOR THESE REASONS:

Opposition Statement of the Company: Supporting the Board’s position, a similar shareholder proposal was made in connection with the 2010 Annual Meeting and the shareholders voted against the proposal. The Board recommends a vote against the proposal as the Board believes it would not improve Spectra Energy’s corporate governance and is not in the best interest of Spectra Energy’s shareholders.

The Board believes that adherence to sound corporate governance policies and practices is important to ensuring that Spectra Energy is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of its shareholders.

The Board is cognizant of recent developments with respect to majority voting in the election of directors, and in fact has already addressed the concerns expressed in the proposal. Spectra Energy is incorporated under the laws of Delaware, and shareholders currently elect its directors by plurality voting. Plurality voting is the default standard under Delaware law and has long been the accepted standard among most public companies. Consequently, the rules governing plurality voting are well established and understood. In 2007, in connection with Spectra Energy’s spin-off from Duke Energy, the Board adopted a director resignation policy which is set forth in Section 3 of Spectra Energy’s Principles for Corporate Governance and can be found at www.spectraenergy.com/investors/governance/CorporateGovernance.pdf.

Under the director resignation policy, any director nominee in an uncontested election of directors who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will tender his or her written resignation to the Chairman of the Board. The Corporate Governance Committee will then consider such resignation and make a recommendation to the Board concerning acceptance or rejection of such resignation. In determining its recommendation, the Corporate Governance Committee will consider all factors deemed relevant by the members of such committee including, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director, and whether the director’s resignation from the Board would be in the best interests of Spectra Energy and its shareholders. The Corporate Governance Committee also will consider a range of possible alternatives concerning the director’s tendered resignation, including acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Corporate Governance Committee to have substantially resulted in the “withheld” votes.

We believe that our director resignation policy provides shareholders a meaningful and significant voice in the election of directors, while preserving the Board’s ability to exercise its independent judgment in a way that best serves the interests of both Spectra Energy and its shareholders. By allowing shareholders to express their preferences regarding director nominees, the director resignation policy already accomplishes the primary objective of the shareholder proposal, thereby making the adoption of a majority vote standard unnecessary. Shareholders of many public companies have rejected similar shareholder proposals when those companies followed a policy similar to the director resignation policy.

The shareholder proposal’s characterization of our plurality voting standard, particularly the statement that a director could be elected with a single vote, is highly unrealistic. In fact, in the four years since Spectra Energy has become a public company, the average affirmative vote for directors has been greater than 97.98% of the shares voted through the plurality voting process with no director receiving less than 96.48% of the votes cast. As a result, the adoption of a majority voting standard would not have affected the outcome of the elections in any of these years. Not only have our directors historically received very high levels of support, but, in addition, we maintain a strong director nomination and election process. The nomination and election process has been instrumental in the construction of a Board that is comprised of highly qualified directors from diverse backgrounds, and currently, with the exception of the President and Chief Executive Officer, all directors are independent as defined under the NYSE listing standards. Since our shareholders have a history of electing highly qualified and independent directors using a plurality voting system, a change in the director election process is not necessary to improve Spectra Energy’s corporate governance.

In evaluating this proposal, the Board has determined that the director resignation policy incorporated in our Principles for Corporate Governance allows the Board to consider and address shareholder concerns without creating undue uncertainty. In contrast, the shareholder proposal does not address what would occur if a candidate fails to receive the requisite majority vote. Under Delaware law and Spectra Energy’s Bylaws, the possible scenarios include an incumbent director remaining in office until a successor is elected and qualified, the

Board electing a director to fill a vacancy, or the position remaining vacant. All of these alternatives, in the view of the Board, are less desirable than the method of addressing issues raised by a majority of “withheld” votes that is currently mandated under our Principles for Corporate Governance.

Finally, to further enhance director accountability to shareholders, in 2009 the Board recommended, and the shareholders approved, an amendment to Spectra Energy’s Restated Certificate of Incorporation to eliminate the classified board structure. In accordance with the amendment, all of our directors now stand for election each year.

We are committed to strong corporate governance and it is our fiduciary duty to act in the best interests of our shareholders. We demonstrated this by the adoption of our director resignation policy and the declassification of our Board. However, we will continue to monitor the majority vote issue and any related legislation and may take additional steps in the future consistent with our commitment to act in the best interests of our shareholders. The proposal at issue would not further enhance the ability of shareholders to impact the outcome of director elections, and, for that and the reasons presented above, we do not believe that the proposal is in the best interests of Spectra Energy or its shareholders.

FOR THE FOREGOING REASONS, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE PROPOSAL FOR A DIRECTOR ELECTION MAJORITY VOTE STANDARD.

OTHER INFORMATION

Discretionary Voting Authority

As of the date this proxy statement went to press, Spectra Energy did not anticipate that any matter other than the proposals set out in this proxy statement would be raised at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

NYSE Listing Standards

Because our common stock is listed on the New York Stock Exchange, we are subject to the NYSE’s regulations regarding corporate governance and other matters. As of the date of this proxy statement Spectra Energy is in compliance with all applicable NYSE regulations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Spectra Energy’s directors and executive officers, and any persons owning more than ten percent of Spectra Energy’s common stock, to file with the SEC initial reports of beneficial ownership and certain changes in that beneficial ownership, with respect to the equity securities of Spectra Energy. Spectra Energy prepares and files these reports on behalf of its directors and executive officers. During 2010, a late report for each of Gregory L. Ebel, J. Patrick Reddy, Alan N. Harris, Reginald D. Hedgebeth, Dorothy M. Ables, Allen C. Capps and Sabra L. Harrington was filed due to inadvertent error on our part. To our knowledge, all other Section 16(a) reporting requirements applicable to our directors and executive officers were complied with during 2010.

Proposals and Business by Shareholders

If you wish to submit a proposal for inclusion in the proxy statement for our 2012 Annual Meeting of shareholders, we must receive it by November 11, 2011.

In addition, if you wish to introduce business at our 2012 Annual Meeting (other than proposals to be included in the proxy statement), you must send us written notice of the matter. Your notice must comply with the requirements of our By-laws, and we must receive it no earlier than December 21, 2011 and no later than January 20, 2012. The individuals named as proxy holders for our 2012 Annual Meeting will have discretionary authority to vote proxies on matters of which we are not properly notified and also may have discretionary voting authority under other circumstances.

Your proposal or notice should be mailed to Spectra Energy’s Corporate Secretary at 5400 Westheimer Court, Houston, Texas 77056.

Electronic Delivery of the 2011 Annual Report and Proxy Materials

If you received a paper version of this year’s proxy materials, please consider signing up for electronic delivery of next year’s materials. Electronic delivery reduces Spectra Energy’s printing and postage costs associated with paper publications. You will be notified immediately by e-mail when next year’s annual report and proxy materials are available. E-delivery makes it more convenient for shareholders to cast their votes on issues that affect Spectra Energy.

In order to enroll for electronic delivery, go to http://enroll.icsdelivery.com/SE and follow the instructions. You will need to enter a valid email address along with your social security number.

If you elect to receive your Spectra Energy materials via the Internet, you can still request paper copies by contacting Investor Relations at 713-627-4606 or by e-mail at investorrelations@spectraenergy.com.

Householding Information

Spectra Energy has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, a single copy of the Annual Report and proxy statement is sent to any household at which two or more shareholders reside, unless one of the shareholders at that address notifies us that they wish to receive individual copies. This procedure reduces our printing costs and fees. Each shareholder will continue to receive separate proxy cards, and householding will not affect dividend check mailings or Stock Purchase and Dividend Reinvestment Plan statement mailings, in any way.

If you have already consented to householding, householding will continue until you are notified otherwise or until you notify Investor Relations by telephone at 713-627-4606, by email at investorrelations@spectraenergy.com, or by mail at 5400 Westheimer Court, Houston, Texas 77056, that you wish to continue to receive separate annual reports and proxy statements. You will be removed from the householding program within 30 days of receipt of your notice. If you received a householded mailing this year and you would like to have additional copies of our 2010 Annual Report to shareholders and other proxy materials mailed to you, please submit your request to Investor Relations at the number or address above. We will promptly send additional copies of these these materials upon receipt of such request.

EXHIBIT A

SPECTRA ENERGY CORP

2007 LONG-TERM INCENTIVE PLAN

(as amended and restated)

1.	PURPOSE OF THE PLAN

The purpose of the amended and restated Spectra Energy Corp 2007 Long-Term Incentive Plan is to promote the interests of the Corporation and its shareholders by strengthening the Corporation’s ability to attract, motivate and retain key employees and directors of the Corporation upon whose judgment, initiative and efforts the financial success and growth of the business of the Corporation largely depend, and to provide an additional incentive for key employees and directors through stock ownership and other rights that promote and recognize the financial success and growth of the Corporation. In addition, the Spectra Energy Corp 2007 Long-Term Incentive Plan permitted the issuance of long-term incentive awards in partial substitution of long-term incentive awards that covered shares of the common stock of Duke Energy Corporation immediately prior to the spin-off of Spectra Energy Corp by Duke Energy Corporation. The Plan was initially adopted and became effective immediately before the consummation of the separation transaction pursuant to which the Corporation became a separate publicly-held corporation for the first time, and was subsequently amended effective January 1, 2008, December 31, 2008 and January 1, 2009.

2.	DEFINITIONS

Wherever the following capitalized terms are used in this Plan they shall have the meanings specified below:

(a) “Award” means an award of an Option, Restricted Stock, Stock Appreciation Right, Performance Award, Phantom Stock, Stock Bonus or Dividend Equivalent granted under the Plan.

(b) “Award Agreement” means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Change in Control” shall have the meaning specified in Section 13 hereof.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board, or such other committee or subcommittee of the Board or group of individuals appointed by the Board to administer the Plan from time to time.

(g) “Common Stock” means the common stock of the Corporation, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 3.2.

(h) “Conversion Award” shall have the meaning specified in Section 15.15 hereof.

(i) “Corporation” means Spectra Energy Corp, a Delaware corporation.

(j) “Date of Grant” means the date on which an Award under the Plan is made by the Committee (which date shall not be earlier than the date on which the Committee takes action with respect thereto), or such later date as the Committee may specify that the Award becomes effective.

(k) “Dividend Equivalent” means an Award under Section 12 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

(l) “Duke Energy” means Duke Energy Corporation, a Delaware corporation.

(m) “Duke Energy Award” shall have the meaning specified in Section 15.15 hereof.

(n) “Effective Date” means the Effective Date of this amended and restated Plan, as defined in Section 16.1 hereof.

(o) “Eligible Person” means any person who is an Employee, an Independent Contractor or an Independent Director.

(p) “Employee” means any person who is a key employee of the Corporation or any Subsidiary or who has agreed to serve in such capacity within 90 days after the Date of Grant; provided, however, that with respect to Incentive Stock Options, “Employee” means any person who is considered an employee of the Corporation or any Subsidiary for purposes of Treasury Regulation Section 1.421-1(h).

(q) “Fair Market Value” of a share of Common Stock as of a given date means the closing sales price of the Common Stock on the New York Stock Exchange as reflected on the composite index on the date as of which Fair Market Value is to be determined or, in the absence of any reported sales of Common Stock on such date, on the first preceding date on which any such sale shall have been reported. If Common Stock is not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate (but in any event such amount shall not be less than fair market value within the meaning of section 409A of the Code).

(r) “Incentive Stock Option” means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.

(s) “Independent Contractor” means a person who provides services to the Corporation or any Subsidiary, other than as an Employee or Independent Director.

(t) “Independent Director” means a member of the Board who is not an employee of the Corporation or any Subsidiary.

(u) “Nonqualified Stock Option” means an option to purchase Common Stock that is not an Incentive Stock Option.

(v) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under Section 6 hereof.

(w) “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

(x) “Performance Award” means an Award made under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”) at the end of a performance period if certain conditions established by the Committee are satisfied.

(y) “Phantom Stock” means an Award under Section 10 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a share of Common Stock.

(z) “Plan” means this amended and restated 2007 Long-Term Incentive Plan as set forth herein, and as it may be further amended from time to time.

(aa) “Restricted Stock” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

(bb) “Section 162(m)” means section 162(m) of the Code and the Treasury Regulations thereunder.

(cc) “Section 162(m) Participant” means any Participant who, in the sole judgment of the Committee, could be treated as a “covered employee” under Section 162(m) at the time income may be recognized by such Participant in connection with an Award that is intended to qualify for exemption under Section 162(m).

(dd) “Separation Date” means the date upon which the Corporation became publicly traded in connection with its separation from Duke Energy.

(ee) “Separation From Service” means a Participants’ separation from service within the meaning of section 409A of the Code.

(ff) “Specified Employee” means a Participant who is a “specified employee” (as defined in Code Section 409A(2)(B)(i)) of the Corporation (or an entity which is considered to be a single employer with the Corporation under Code Section 414(b) or 414(c)), as determined under Code Section 409A at any time during the twelve (12) month period ending on December 31, but only if the Corporation has any stock that is publicly traded on an established securities market or otherwise. Notwithstanding the foregoing, a Participant will be deemed to be a Specified Employee for the period of April 1 through March 31 following such December 31, except as otherwise required under Code Section 409A.

(gg) “Stock Appreciation Right” or “SAR” means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

(hh) “Stock Bonus” means an Award under Section 11 hereof entitling a Participant to receive an unrestricted share of Common Stock.

(ii) “Subsidiary” means an entity that is wholly owned, directly or indirectly, by the Corporation, or any other affiliate of the Corporation that is so designated, from time to time, by the Committee, provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall not include any entity that does not qualify within the meaning of section 424(f) of the Code as a “subsidiary corporation” with respect to the Corporation.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN

3.1. Number of Shares. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 40,000,000 shares of Common Stock plus the number of shares of Common Stock that are covered by Conversion Awards. Shares of Common Stock that are issued in connection with Conversion Awards shall not count against the 40,000,000 share limit described above. Shares of Common Stock that are issued in settlement of Awards, other than Options and SARs, that were granted prior to the Effective Date shall be counted against the 40,000,000 share limit described above as four shares of Common Stock for every one share of Common Stock that is issued in connection with such Award. Shares of Common Stock that are issued in connection with Awards granted on and after the Effective Date will be counted against the 40,000,000 share limit described above as one share of Common Stock for every one share of Common Stock that is issued in connection with all Awards. Other than Conversion Awards, no more than 40,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or treasury stock.

Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards (other than, in each case, Conversion Awards) that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. With respect to Awards that are settled on or after the Effective Date, including without limitation Awards that were granted prior to and remain outstanding as of the Effective Date, if the exercise price of an Option or the tax withholding requirements with respect to any Award granted under the Plan are satisfied through the withholding by the Corporation of Shares otherwise then deliverable in respect of such Award or actual or constructive transfer to the Corporation of Shares already owned, a number of Shares equal to such withheld or transferred Shares will again be available for issuance or transfer under the Plan, or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Solely with respect to Awards that were granted and exercised or settled, as applicable, prior to the Effective Date, notwithstanding anything to the contrary contained herein, (A) Common Stock tendered in payment of the exercise price of an Option prior to the Effective Date shall not be added to the aggregate Plan limit described above; (B) Common Stock withheld by the Corporation to satisfy a tax withholding obligation prior to the Effective Date shall not be added to the aggregate Plan limit described above; (C) Common Stock that is repurchased by the Corporation with Option proceeds prior to the Effective Date shall not be added to the aggregate Plan limit described above and (D) all Common Stock covered by an SAR, to the extent that it is exercised and settled in Common Stock prior to the Effective Date, and whether or not Common Stock is actually issued or transferred to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

To the extent permitted by applicable law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Corporation or any affiliate shall not be counted against Shares available for grant pursuant to the Plan.

3.2. Adjustments. If there shall occur any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any similar corporate transaction or event in respect of the Common Stock, then the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause a proportionate adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 3.1 hereof, (ii) the maximum numbers and kind of shares set forth in Sections 6.1, 7.1, 8.2 and 9.4 hereof, (iii) the number and kind of shares of Common Stock, share units, or other rights subject to the then-outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards without change in the aggregate purchase price or value as to which such Awards remain exercisable or subject to restrictions, (v) the performance targets or goals appropriate to any outstanding Performance Awards (subject to such limitations as appropriate for Awards intended to qualify for exemption under Section 162(m)) or (vi) any other terms of an Award that are affected by the event. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding awards under the Plan such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Notwithstanding the foregoing, any such adjustments shall be made in a manner consistent with the requirements of section 409A of the Code.

4.	ADMINISTRATION OF THE PLAN

4.1. Committee Members. Except as provided in Section 4.4 hereof, the Plan will be administered by the Committee, which unless otherwise determined by the Board will consist solely of two or more persons who satisfy the requirements for a “nonemployee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended and/or the requirements for an “outside director” under Section 162(m). The Committee may exercise such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award under it.

4.2. Discretionary Authority. Subject to the express limitations of the Plan, the Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, and the duration of the Award. The Committee also has discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

4.3. Changes to Awards. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Participants, (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the canceled Awards or (ii) the amendment of the terms of any and all outstanding Awards; provided, however, that the Committee shall not have the authority to reduce the exercise or base price of an Award by amendment or cancellation and substitution of an existing Award without the approval of the Corporation’s shareholders. The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.

4.4. Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers or directors of the Corporation the authority of the Committee to grant and determine the terms and conditions of Awards under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards made to any member of the Board or any Section 162(m) Participant.

4.5. Awards to Independent Directors. An Award to an Independent Director under the Plan shall be approved by the Board. With respect to Awards to Independent Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

5.	ELIGIBILITY AND AWARDS

All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 14 hereof between the Corporation and the Participant that shall include the terms and conditions consistent with the Plan as the Committee may determine.

6.	STOCK OPTIONS

6.1. Grant of Option. An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees shall be eligible for Awards of Incentive Stock Options. Each Option shall be designated, at the discretion of the Committee, as an Incentive Stock Option or a Nonqualified Stock Option. Other than Conversion Awards, the maximum number of shares of Common Stock that may be granted under Options to any one Participant during any one calendar year shall be limited to 3,000,000 shares (subject to adjustment as provided in Section 3.2 hereof).

6.2. Exercise Price. The exercise price of the Option shall be determined by the Committee; provided, however, that the exercise price per share of an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Stock on the Date of Grant.

6.3. Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe in the Award Agreement the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. An Option may become vested and exercisable upon a Participant’s retirement, death, disability, Change in Control or other event, to the extent provided in an Award Agreement. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award Agreement, and subject to such limitations as may apply under an Award Agreement relating to the termination of a Participant’s employment or other service with the Corporation or any Subsidiary.

6.4. Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award Agreement, an Option may be exercised in whole or in part at any time during the term thereof by notice to the Corporation together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by withholding from delivery shares of Common Stock for which the Option is otherwise exercised, (v) at the discretion of the Committee, by a combination of the methods described above or (vi) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under one or more of the methods described above for the payment of the exercise price of the Options or as otherwise may be approved by the Committee.

6.5. Limited Transferability. Solely to the extent permitted by the Committee in an Award Agreement and subject to such terms and conditions as the Committee shall specify, a Nonqualified Stock Option (but not an Incentive Stock Option) may be transferred to members of the Participant’s immediate family (as determined by the Committee) or to trusts, partnerships or corporations whose beneficiaries, members or owners are members of the Participant’s immediate family, and/or to such other persons or entities as may be approved by the Committee in advance and set forth in an Award Agreement, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration (other than nominal consideration) being received therefor. Except to the extent permitted by the Committee in accordance with the foregoing, an Option shall be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

6.6. Additional Rules for Incentive Stock Options.

(a) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan, and any other stock option plans of the Corporation, any Subsidiary or any parent corporation, would exceed $100,000 (or such other amount provided under section 422(d) of the Code), determined in accordance with section 422(d) of the Code and Treasury Regulations thereunder. This limitation shall be applied by taking options into account in the order in which granted.

(b) Termination of Employment. An Award Agreement for an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.

(c) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under section 422 of the Code and Treasury Regulations thereunder. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to ten-percent owners of the Corporation. An Award Agreement for an Incentive Stock Option may provide that such Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(d) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7.	STOCK APPRECIATION RIGHTS

7.1. Grant of SARs. A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. Other than Conversion Awards, the maximum number of shares of Common Stock that may be subject to SARs granted to any one Participant during any one calendar year shall be limited to 3,000,000 shares (subject to adjustment as provided in Section 3.2 hereof).

7.2. Tandem SARs. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 7.4 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

7.3. Freestanding SARs. A Stock Appreciation Right may be granted without relationship to an Option and, in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of an SAR granted without relationship to an Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of a freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Stock on the Date of Grant.

7.4. Payment of SARs. An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR will have been exercised. Payment of the amount determined under the previous sentence may be made, in the discretion of the Committee as set forth in the Award Agreement, in a lump sum (i) in cash, (ii) in shares of Common Stock valued at their Fair Market Value on the date of exercise, or (iii) in a combination of cash and shares of Common Stock, and paid not later than sixty (60) days following the date of exercise of the SAR.

8.	RESTRICTED STOCK

8.1. Grants of Restricted Stock. An Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price. The Committee may grant Awards of Restricted Stock that are intended to qualify for exemption under Section 162(m), as well as Awards of Restricted Stock that are not intended to so qualify.

8.2. Vesting Requirements. The restrictions imposed on an Award of Restricted Stock shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment or service of the Participant with the Corporation or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. In the case of any Award of Restricted Stock that is intended to qualify for exemption under Section 162(m), the vesting requirements shall be limited to the performance criteria identified in Section 9.3 below, and the terms of the Award shall otherwise comply with the Section 162(m) requirements described in Section 9.4 hereof. Other than Conversion Awards, the maximum number of shares of Common Stock that may be subject to an Award of Restricted Stock granted to any one Participant during any one calendar year shall be separately limited to 600,000 shares (subject to adjustment as provided in Section 3.2 hereof).

8.3. Restrictions. Shares of Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or expire or unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing Restricted Stock granted or sold pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire. Failure to satisfy any applicable restrictions shall result in the subject shares of Restricted Stock being forfeited and returned to the Corporation, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing Restricted Stock granted under the Plan bear a legend making appropriate reference to the restrictions imposed.

8.4. Rights as Shareholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant will have all rights of a shareholder with respect to shares of Restricted Stock granted to him, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock is granted, as set forth in the Award Agreement.

8.5. Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to promptly file a copy of such election with the Corporation.

9.	PERFORMANCE AWARDS

9.1. Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in specified dollar amounts (Performance Units). The Committee may grant Performance Awards that are intended to qualify for exemption under Section 162(m), as well as Performance Awards that are not intended to so qualify. At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. No performance period shall exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences or to satisfy regulatory requirements. Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award granted to a Section 162(m) Participant that is intended to qualify for exemption under Section 162(m).

9.2. Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payment of Performance Awards shall be made not later than sixty (60) days following the end of the performance period, unless the applicable Performance Award provides otherwise.

9.3. Performance Criteria. The performance criteria upon which the payment or vesting of a Performance Award intended to qualify for exemption under Section 162(m) may be based shall be limited to the following business measures, which may be applied with respect to the Corporation, any Subsidiary or any business unit, or, if applicable, any Participant, and which may be measured on an absolute or relative to a peer-group or other market measure basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; retained earnings; completion of acquisitions, divestitures and corporate restructurings; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. At the time the Committee determines the terms of the Performance Target(s), the Committee may also specify any exclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded, as applicable, for purposes of measuring performance against the applicable Performance Targets provided that such excluded items are objectively determinable by reference to the Corporation’s financial statements, notes to the Corporation’s financial statements and/or management’s discussion and analysis of financial condition and results of operations, appearing in the Corporation’s Annual Report on Form 10-K for the applicable year. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances, render previously established Performance Targets unsuitable, the Committee may in its discretion modify such Performance Targets, in whole or in part, as the Committee deems appropriate and equitable; provided that, unless the Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the Award under Section 162(m). In the case of Performance Awards that are not intended to qualify for exemption under Section 162(m), the Committee shall designate performance criteria from among the foregoing or such other business criteria as it shall determine in its sole discretion.

9.4. Section 162(m) Requirements. In the case of a Performance Award granted to a Section 162(m) Participant that is intended to comply with the requirements for exemption under Section 162(m), the Committee shall make all determinations necessary to establish a Performance Award within 90 days of the beginning of the performance period (or such other time period required under Section 162(m)), including, without limitation, the designation of the Section 162(m) Participants to whom Performance Awards are made, the performance criteria or criterion applicable to the Award and the performance goals that relate to such criteria, and the dollar amounts or number of shares of Common Stock payable upon achieving the applicable performance goals. As and to the extent required by Section 162(m), the terms of a Performance Award granted to a Section 162(m) Participant must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable to the Section 162(m) Participant, and must preclude discretion to increase the amount of compensation payable that would otherwise be due under the terms of the Award, and, prior to the payment of such compensation, the Committee shall have certified in writing that the applicable performance goal has been satisfied. Other than Conversion Awards, the maximum amount of compensation that may be payable under Performance Units granted to any one Participant during any one calendar year shall not exceed $7,500,000. Other than Conversion Awards, the maximum number of Common Stock units that may be subject to a Performance Share Award granted to any one Participant during any one calendar year shall be 750,000 share units (subject to adjustment as provided in Section 3.2 hereof).

10.	PHANTOM STOCK

10.1. Grant of Phantom Stock. Phantom Stock is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with an initial value based on the Fair Market Value of the Common Stock on the Date of Grant. Phantom Stock shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Phantom Stock and the maximum value of the Phantom Stock, if any. No vesting period shall exceed 10 years from the Date of Grant.

10.2. Payment of Phantom Stock. Upon the vesting date or dates applicable to Phantom Stock granted to a Participant, an amount equal to the Fair Market Value of one share of Common Stock upon such vesting dates (subject to any applicable maximum value) shall be paid with respect to such Phantom Stock unit granted to the Participant. Payment may be made, at the discretion of the Committee, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting dates, or in a combination thereof. Payment of Phantom Stock shall be made not later than sixty (60) days following the vesting date, unless the applicable Phantom Stock Award provides otherwise.

11.	STOCK BONUS

11.1. Grant of Stock Bonus. An Award of a Stock Bonus to a Participant represents a specified number of shares of Common Stock that are issued without restrictions on transfer or forfeiture conditions. The Committee may, in connection with an Award of a Stock Bonus, require the payment of a specified purchase price.

11.2. Payment of Stock Bonus. In the event that the Committee grants a Stock Bonus, a certificate for (or book entry representing) the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made as soon as practicable after the date on which such Stock Bonus is payable, but not later than sixty (60) days following such date.

12.	DIVIDEND EQUIVALENTS

12.1. Grant of Dividend Equivalents. A Dividend Equivalent granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalents may be granted on a stand-alone basis or in tandem with other Awards. Dividend Equivalents granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires or is forfeited.

12.2. Payment of Dividend Equivalents. Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the Dividend Equivalents are paid to a Participant, as determined by the Committee. Dividend Equivalents shall be payable to a Participant as soon as practicable following the date dividends are declared and paid with respect to Common Stock, but not later than sixty (60) days following such date, or at such later date as the Committee shall specify in the Award Agreement. Dividend Equivalents granted with respect to Options shall be payable, in accordance with the terms and in compliance with section 409A of the Code, regardless of whether the Option is exercised.

13.	CHANGE IN CONTROL

13.1. Effect of Change in Control. The Committee may, in an Award Agreement or at any time thereafter, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following, which need not be uniform and may vary among Participants and Awards: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, (iv) the assumption of any such Award by an acquirer or successor or (v) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

13.2. Definition of Change in Control. Except as otherwise provided by the Committee in an Award Agreement, for purposes hereof, a “Change in Control” shall be deemed to have occurred upon:

(a) an acquisition subsequent to the Separation Date by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then outstanding shares of Common Stock or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (2) any acquisition by the Corporation and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary;

(b) during any period of two (2) consecutive years (not including any period prior to the Separation Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Corporation’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

(c) the consummation of a merger, consolidation, reorganization or similar corporate transaction which has been approved by the shareholders of the Corporation, whether or not the Corporation is the surviving corporation in such transaction, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Corporation (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization; or

(d) the consummation of (A) the sale or other disposition of all or substantially all of the assets of the Corporation or (B) a complete liquidation or dissolution of the Corporation, which has been approved by the shareholders of the Corporation;

provided that in no event shall a Change in Control be deemed to have occurred by reason of any of the events resulting from the separation transaction pursuant to which the Corporation becomes a separate publicly-held corporation for the first time.

Notwithstanding the foregoing, with respect to an Award (i) that is subject to Code Section 409A and (ii) for which a Change in Control would accelerate the timing of payment thereunder, the term “Change in Control” shall mean a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the Corporation as defined in Code Section 409A and authoritative guidance thereunder, but only to the extent inconsistent with the above definition and as necessary to comply with Code Section 409A as determined by the Committee.

14.	AWARD AGREEMENTS

14.1. Form of Agreement. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award and, in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Awards intended to qualify for exemption under Section 162(m) shall contain such terms and conditions as may be necessary to meet the applicable requirements of Section 162(m). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code.

14.2. Termination of Service. The Award Agreements may include provisions describing the treatment of an Award in the event of the retirement, disability, death or Separation From Service, such as provisions relating to the vesting, exercisability, acceleration, forfeiture or cancellation of the Award in these circumstances, including any such provisions as may be appropriate for Incentive Stock Options as described in Section 6.6(b) hereof.

14.3. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, Separation From Service for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary.

14.4. Contract Rights; Amendment. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by an Award Agreement. Other than Conversion Awards, no Award shall be enforceable until the Award Agreement has been signed on behalf of the Corporation (electronically or otherwise) by its authorized representative and acknowledged by the Participant (electronically or otherwise) and returned to the Corporation. By executing the Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board or their delegates. Award Agreements covering outstanding Awards may be amended or modified by the Committee in any manner that may be permitted for the grant of Awards under the Plan, subject to the consent of the Participant to the extent provided in the Award Agreement. In accordance with such procedures as the Corporation may prescribe, a Participant may sign or otherwise execute an Award Agreement and may consent to amendments of modifications of Award Agreements covering outstanding Awards by electronic means.

15.	GENERAL PROVISIONS

15.1. No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant’s death.

15.2. Deferrals of Payment. At the discretion of the Committee, a Participant may elect in writing to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that (i) such election will not take effect until at least twelve (12) months after the date upon which the election is made by the Participant, (ii) except in the case of payment of account of the Participant’s death or disability (within the meaning of Code Section 409A), the payment with respect to which such election is made must be deferred for a period of not less than five (5) years from the date the payment would otherwise have been paid, and (iii) such election cannot be made at a time less than twelve (12) months prior to the date the payment was otherwise scheduled to be made. Any subsequent deferral election made by the Participant pursuant to this Section 15.2 must be consistent with the requirements of Code Section 409A. This Section 15.2 shall not apply to an Option or a Stock Appreciation Right issued under the Plan.

15.3. Rights as Shareholder. A Participant shall have no rights as a holder of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of those securities. Except as provided in Section 3.2 or Section 8.4 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents, dividend payments or similar economic benefits.

15.4. Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by or otherwise serves the Corporation or any Subsidiary.

15.5. Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

15.6. Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, provided that, if shares of Common Stock are withheld from delivery upon exercise of an Option or a Stock Appreciation Right, the Fair Market Value of the shares withheld shall not exceed, as of the time the withholding occurs, the minimum amount of tax for which withholding is required.

15.7. Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Corporation’s creditors to discharge its obligations under the Plan.

15.8. Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the

Corporation or any Subsidiary. The amount of any compensation deemed to be received by Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

15.9. Plan Binding on Successors. The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

15.10. Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

15.11. Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.12. Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

15.13. Non-U.S. Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals, who are employed by the Corporation or any Subsidiary outside of the United States of America or who provide services to the Corporation under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation.

15.14. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. To the extent any terms of the Plan or Award Agreements are ambiguous, such terms shall be interpreted as necessary to comply with section 409A of the Code.

15.15. Converted Duke Energy Awards. In connection with the separation of the corporation from Duke Energy, the Corporation was authorized to issue Awards (“Conversion Awards”) in connection with the equitable adjustment by Duke Energy of certain stock options, performance shares, phantom stock awards, restricted stock awards and other equity-based awards previously granted by Duke Energy (collectively, the “Duke Energy Awards”). Notwithstanding any other provision of the Plan to the contrary, including but not limited to Sections 5, 6.2 and 7.3, and in any event in accordance with a formula for the conversion of Duke Energy Awards determined by the Corporation in its sole discretion consistent with the terms of the Employee Matters Agreement entered into in connection with the separation of the Corporation from Duke Energy, (i) the number of shares to be subject to a Conversion Award was determined by the Committee and (ii) the other terms and conditions of each Conversion Award, including option exercise price, was determined by the Committee.

15.16. Six Month Delay. Notwithstanding any provision in this Plan to the contrary, if the payment of any benefit herein would be subject to additional taxes and interest under Code Section 409A because the timing of such payment is not delayed as required under Section 409A for a Specified Employee, then any such payment that the Participant would otherwise be entitled to receive during the first six months following the date of Participant’s separation from service shall be accumulated and paid within fifteen (15) business days after the date that is six months following the date of the participant’s separation from service, or such earlier date upon which such amount can be paid under Code Section 409A without being subject to such additional taxes and interest.

15.17. Clawback. Notwithstanding anything in the Plan to the contrary, the Corporation will be entitled to the extent permitted or required by applicable law or Company policy as in effect from time to time to include in any Award Agreement the Corporation’s right to recoup compensation of whatever kind paid by the Corporation or any of its affiliates at any time to a Participant under this Plan.

16.	EFFECTIVE DATE, TERMINATION AND AMENDMENT

16.1. Effective Date. The Effective Date of the amended and restated Plan shall be the date of approval by the Corporation’s shareholders.

16.2. Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the Effective Date. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall in any manner affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

16.3. Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Corporation’s shareholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan or for certain types of Awards under Section 3.1 hereof, or (iii) allow the grant of SARs or Options at an exercise price below Fair Market Value, or allow the repricing of SARs or Options without shareholder approval. In addition, the Board may seek the approval of any amendment or modification by the Corporation’s shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or section 422 of the Code, the listing requirements of the New York Stock Exchange or for any other purpose. No amendment or modification of the Plan shall materially adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

IN WITNESS OF its amendment and restatement by the Board on February 22, 2011, this Plan is executed on behalf of the Corporation this 8th day of March, 2011.

SPECTRA ENERGY CORP

By:	/s/ Dorothy M. Ables
Chief Administrative Officer

EXHIBIT B

SPECTRA ENERGY CORP

EXECUTIVE SHORT-TERM INCENTIVE PLAN

(as amended and restated)

ARTICLE I—GENERAL

SECTION 1.1 Purpose. The purpose of the amended and restated Spectra Energy Corp Executive Short-Term Incentive Plan, (the “Plan”) is to benefit and advance the interests of Spectra Energy Corp, a Delaware corporation (the “Corporation”), by rewarding selected senior executives of the Corporation and its subsidiaries for their contributions to the Corporation’s financial success and thereby motivate them to continue to make such contributions in the future by granting annual performance-based awards (individually, “Award”).

SECTION 1.2 Administration of the Plan. The Plan shall be administered by a committee (“Committee”) which shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. The Committee shall be the Compensation Committee of the Corporation’s Board of Directors (“Board”) (or such subcommittee as may be appointed by the Board) except that (i) the number of directors on the Committee shall not be less than two (2) and (ii) each member of the Committee shall be an “outside director” within the meaning of Section 162(m)(4) of the Internal Revenue Code of 1986, as amended (the “Code”). All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee to the extent consistent with the provisions of Section 162(m) of the Code. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority and discretion to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below (“Participants”).

SECTION 1.3 Eligible Persons. Awards may be granted to key employees of the Corporation or any of its subsidiaries who are designated as such by the Committee. An individual shall not be deemed an employee for purposes of the Plan unless such individual receives compensation from either the Corporation or one of its subsidiaries for services performed as an employee of the Corporation or any of its subsidiaries.

ARTICLE II—AWARDS

SECTION 2.1 Awards. The Committee may grant Awards to eligible employees with respect to each fiscal year of the Corporation, or such other performance period determined by the Committee, subject to the terms and conditions set forth in the Plan.

SECTION 2.2 Terms of Awards. No later than 90 days after the commencement of each fiscal year of the Corporation, or within the period required to qualify for the “performance-based compensation” exception to Code Section 162(m) with respect to other performance periods, the Committee shall establish (i) performance targets (“Performance Targets”) for the Corporation for such fiscal year or other period (“Performance Periods”) and (ii) target awards (“Target Awards”) that correspond to the Performance Targets, for each eligible employee to whom an Award for the Performance Period is granted (“Participant”). The Committee may establish Performance Targets for Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code in terms of specified levels of any of the following business measures, which may be applied with respect to the Corporation, or any of its subsidiaries or business units, and which may be measured on an absolute or relative to peer-group basis: total shareholder return; stock price increase; return on equity; return on capital; earnings per share; EBIT (earnings before interest and taxes); EBITDA (earnings before interest, taxes, depreciation and amortization); ongoing earnings (as defined by management); cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of costs of capital); EVA (economic value added); economic profit (net operating profit after tax, less a cost of capital charge); SVA (shareholder value added); revenues; net income; operating income; pre-tax profit margin; performance against business plan; customer service; corporate governance quotient or rating; market share; employee satisfaction; safety; employee engagement; supplier diversity; workforce diversity; operating margins; credit rating; dividend payments; expenses; retained earnings; completion of acquisitions, divestitures and corporate restructuring; and individual goals based on objective business criteria underlying the goals listed above and which pertain to individual effort as to achievement of those goals or to one or more business criteria in the areas of litigation, human resources, information services, production, inventory, support services, site development, plant development, building development, facility development, government relations, product market share or management. At the time the Committee determines the terms of the Performance Target(s), the Committee may also specify any exclusion(s) for charges related to any event(s) or occurrence(s) which the Committee determines should appropriately be excluded, as applicable, for purposes of measuring performance against the applicable Performance Targets provided that such excluded items are objectively determinable by reference to the Corporation’s financial statements, notes to the Corporation’s financial statements and/or management’s discussion and analysis of financial condition and results of operations, appearing in the Corporation’s Annual Report on Form 10-K for the applicable year. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances, render previously established Performance Targets unsuitable, the Committee may modify such Performance Targets, in whole or in part, as the Committee deems appropriate and equitable; provided that, unless the Committee determines otherwise, no such action shall be taken if and to the extent it would result in the loss of an otherwise available exemption of the Award under Section 162(m). In addition, a performance measure used to determine a Performance Target may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in law, accounting practices or unusual or nonrecurring items or occurrences or to satisfy applicable regulatory requirements. Any such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of an Award that is intended to qualify for exemption under Section 162(m). Alternatively, the Committee may establish Performance Targets in terms of such strategic objectives as it may from time to time specify for Awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2.3 Limitation on Awards. The aggregate amount of all Awards payable to any Participant during any one calendar year shall not exceed Four Million Dollars ($4,000,000.00).

SECTION 2.4 Determination of Award. The Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify in writing whether any Performance Target has been achieved, and, if so, the highest Performance Target that has been achieved, all in the manner required by Section 162(m) of the Code. If any Performance Target has been achieved, the Awards, determined for each Participant with reference to the Target Award that corresponds to the highest Performance Target achieved, for such Performance Period shall have been earned except that the Committee may reduce the amount of any Award to reflect the Committee’s assessment of the Participant’s individual performance, to reflect the failure of the Participant to remain in the continuous employ of the Corporation or its subsidiaries throughout the applicable Performance Period, or for any other reason. Such awards shall become payable in cash as promptly as practicable thereafter, but in no event more than two and one-half months following the end of the year in which the Performance Period ends. Notwithstanding the foregoing, the Committee may permit a Participant to elect to defer payment of all or any portion of the Award the Participant might earn for a Performance Period, by making a deferral election on such terms and conditions as the Committee may establish from time to time.

ARTICLE III—MISCELLANEOUS

SECTION 3.1 No Rights to Awards or Continued Employment. No employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving an employee any right to be retained by the Corporation or any of its subsidiaries.

SECTION 3.2 Clawback. Notwithstanding anything in the Plan to the contrary, the Corporation will be entitled to the extent permitted or required by applicable law or Company policy as in effect from time to time to recoup compensation of whatever kind paid by the Corporation or any of its affiliates at any time to a Participant under the Plan.

SECTION 3.3 Restriction on Transfer, Beneficiary. Awards (or interests therein) to a Participant or amounts payable with respect to a Participant under the Plan are not subject to assignment or alienation, whether voluntary or involuntary. Notwithstanding the foregoing, a Participant may designate a beneficiary or beneficiaries to receive, in the event of the Participant’s death, any amounts remaining to be paid with respect to the Participant under the Plan. The Participant shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries. To be effective, any such designation, revocation, or redesignation must be in such written form as the Corporation may prescribe and must be received by the Corporation prior to the Participant’s death. If a Participant dies without effectively designating a beneficiary or if all designated beneficiaries predecease the Participant, any amounts remaining to be paid with respect to the Participant under the Plan, shall be paid to the Participant’s estate.

SECTION 3.4 Tax Withholding. The Corporation or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant’s beneficiary or beneficiaries federal, state, local or other taxes with respect to such payments.

SECTION 3.5 No Restriction on Right of Corporation to Effect Changes; No Restriction on Other Compensation. The Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Corporation or a subsidiary or division thereof or any other event or series of events, whether of a similar character or otherwise.

Nothing in the Plan shall preclude or limit the ability of the Corporation to pay any compensation to a Participant under the Corporation’s other compensation and benefit plans and programs, including without limitation any equity or bonus plan program or arrangement.

SECTION 3.6 Source of Payments. The Corporation shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Corporation, such rights shall be no greater than those of an unsecured creditor.

SECTION 3.7 Termination and Amendment. The Plan shall continue in effect until terminated by the Board. The Committee may at any time amend or otherwise modify the Plan in such respects as it deems advisable; provided, however, no such amendment or modification may be effective without Board approval or Corporation shareholder approval if such approval is necessary to comply with the requirements for qualified performance-based compensation under Section 162(m) of the Code.

SECTION 3.8 Governmental Regulations. The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

SECTION 3.9 Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

SECTION 3.10 Governing Law. The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the state of Texas.

SECTION 3.11 Effective Date. The Effective Date of the amended and restated Plan shall be the date of approval by the Corporation’s shareholders.

IN WITNESS OF its amendment and restatement by the Board on February 22, 2011, this Plan is executed on behalf of the Corporation this 8th day of March, 2011.

SPECTRA ENERGY CORP

By:	/s/ Dorothy M. Ables
Chief Administrative Officer

SPECTRA ENERGY CORP INVESTOR RELATIONS 5400 WESTHEIMER COURT HOUSTON, TX 77056

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	☐	☐	☐
Nominees

01	William T. Esrey 02 Gregory L. Ebel 03 Austin A. Adams 04 Paul M. Anderson 05 Pamela L. Carter
06	F. Anthony Comper 07 Peter B. Hamilton 08 Dennis R. Hendrix 09 Michael McShane 10 Joseph H. Netherland
11	Michael E. J. Phelps

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.					The Board of Directors recommends you vote FOR 3 YEARS for the following proposal:
		For	Against	Abstain			3 years	2 years	1 year	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SPECTRA ENERGY CORP’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011.	☐	☐	☐	6.	AN ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐	☐
3.	APPROVAL OF THE SPECTRA ENERGY CORP 2007 LONG-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED.	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:
								For	Against	Abstain
					7.	SHAREHOLDER PROPOSAL FOR A DIRECTOR ELECTION MAJORITY VOTE STANDARD.		☐	☐	☐
4.	APPROVAL OF THE SPECTRA ENERGY CORP EXECUTIVE SHORT-TERM INCENTIVE PLAN, AS AMENDED AND RESTATED.	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
5.	AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report to Shareholders is/are available at www.proxyvote.com.

SPECTRA ENERGY CORP

Annual Meeting of Shareholders

April 19, 2011 10:00 AM CDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Reginald D. Hedgebeth, J. Patrick Reddy and Patrica M. Rice, or any of them, as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the annual meeting of shareholders of Spectra Energy Corp to be held on Tuesday, April 19, 2011, at 10:00 a.m., Central Time, at the company’s headquarters at 5400 Westheimer Court, Houston, Texas 77056, or any adjournments thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date on the reverse side and mail in the postage-paid envelope provided, or direct your vote by internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary, the shares represented will be voted in accordance with the Board’s recommendation.

Continued and to be signed on reverse side